                                                               EXHIBIT 99.(b)(1)

================================================================================


                                CREDIT AGREEMENT

                                      among

                                INTERVOICE, INC.,
                                   as Parent,

                  INTERVOICE ACQUISITION SUBSIDIARY III, INC.,
                                  as Borrower,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Administrative Agent,

                             BANK ONE, TEXAS, N.A.,
                             as Documentation Agent,

                            THE BANK OF NOVA SCOTIA,
                             IBM CREDIT CORPORATION,
                                       and
                                BANKBOSTON, N.A.,
                                  as Co-Agents,

                                       and
                            the Lenders party hereto

                                  June 1, 1999




                         BANC OF AMERICA SECURITIES LLC
                    Sole Lead Arranger and Sole Book Manager


================================================================================

                               TABLE OF CONTENTS

ARTICLE 1 - Definitions...........................................................................................1
         Section 1.1         Definitions..........................................................................1
         Section 1.2         Other Interpretive Provisions.......................................................21
         Section 1.3         Accounting Terms and Determinations.................................................22
         Section 1.4         Time of Day.........................................................................23

ARTICLE 2 - Revolving Credit Facility............................................................................23
         Section 2.1         Revolving Commitments...............................................................23
         Section 2.2         Revolving Notes.....................................................................23
         Section 2.3         Repayment of Revolving Loans........................................................23
         Section 2.4         Use of Proceeds.....................................................................23
         Section 2.5         Termination or Reduction of Revolving Commitments...................................24
         Section 2.6         Letters of Credit...................................................................24

ARTICLE 3 - Term Loan Facility...................................................................................28
         Section 3.1         Term Loans..........................................................................28
         Section 3.2         Term Notes..........................................................................28
         Section 3.3         Repayment of Term Loans.............................................................28
         Section 3.4         Use of Proceeds.....................................................................28

ARTICLE 4 - Interest and Fees....................................................................................29
         Section 4.1         Interest Rate.......................................................................30
         Section 4.2         Determinations of Margins and Commitment Fee Rate...................................30
         Section 4.3         Payment Dates.......................................................................30
         Section 4.4         Default Interest....................................................................31
         Section 4.5         Conversions and Continuations of Accounts...........................................31
         Section 4.6         Commitment Fee......................................................................31
         Section 4.7         Computations........................................................................31
         Section 4.8         Agent Fee...........................................................................31

ARTICLE 5 - Administrative Matters...............................................................................32
         Section 5.1         Borrowing Procedure.................................................................32
         Section 5.2         Minimum Amounts.....................................................................32
         Section 5.3         Certain Notices.....................................................................32
         Section 5.4         Prepayments.........................................................................34
         Section 5.5         Method of Payment...................................................................35
         Section 5.6         Pro Rata Treatment..................................................................36
         Section 5.7         Sharing of Payments.................................................................36
         Section 5.8         Non-Receipt of Funds by Agent.......................................................37
         Section 5.9         Participation Obligations Absolute; Failure to Fund Participation.  ................37

ARTICLE 6 - Change in Circumstances..............................................................................38
         Section 6.1         Increased Cost and Reduced Return...................................................38
         Section 6.2         Limitation on Libor Accounts........................................................39

         Section 6.3         Illegality.  .......................................................................40
         Section 6.4         Treatment of Affected Accounts......................................................40
         Section 6.5         Compensation.  .....................................................................40
         Section 6.6         Taxes...............................................................................41
         Section 6.7         Withholding Tax Exemption.  ........................................................42
         Section 6.8         Replacement of Lenders..............................................................43

ARTICLE 7 - Security.............................................................................................44
         Section 7.1         Collateral..........................................................................44
         Section 7.2         Guaranties..........................................................................45
         Section 7.3         New Subsidiaries, New Issuances of Capital Stock....................................45
         Section 7.4         New Mortgaged Properties............................................................46
         Section 7.5         Release of Collateral...............................................................46
         Section 7.6         Collateral and Guaranties of Foreign Subsidiaries and Immaterial
                  Subsidiaries...................................................................................47

ARTICLE 8 - Conditions Precedent.................................................................................48
         Section 8.1         Initial Loans and Letter of Credit..................................................48
         Section 8.2         Loans on Brite Merger Date..........................................................52
         Section 8.3         All Loans and Letters of Credit.....................................................53

ARTICLE 9 - Representations and Warranties.......................................................................54
         Section 9.1         Existence, Power, and Authority.....................................................54
         Section 9.2         Financial Condition.................................................................54
         Section 9.3         Corporate and Similar Action; No Breach.............................................55
         Section 9.4         Operation of Business...............................................................55
         Section 9.5         Litigation and Judgments............................................................55
         Section 9.6         Rights in Properties; Liens.........................................................55
         Section 9.7         Enforceability......................................................................56
         Section 9.8         Approvals...........................................................................56
         Section 9.9         Debt................................................................................56
         Section 9.10        Taxes...............................................................................56
         Section 9.11        Margin Securities...................................................................56
         Section 9.12        ERISA...............................................................................57
         Section 9.13        Disclosure..........................................................................57
         Section 9.14        Subsidiaries; Capitalization........................................................57
         Section 9.15        Agreements..........................................................................58
         Section 9.16        Compliance with Laws................................................................58
         Section 9.17        Investment Company Act..............................................................58
         Section 9.18        Public Utility Holding Company Act..................................................58
         Section 9.19        Environmental Matters...............................................................58
         Section 9.20        Transaction Documents...............................................................59
         Section 9.21        Broker's Fees.......................................................................59
         Section 9.22        Employee Matters....................................................................60
         Section 9.23        Solvency............................................................................60
         Section 9.24        Year 2000 Compliance................................................................60

ARTICLE 10 - Affirmative Covenants...............................................................................61
         Section 10.1        Reporting Requirements..............................................................61
         Section 10.2        Maintenance of Existence; Conduct of Business.......................................63
         Section 10.3        Maintenance of Properties...........................................................63
         Section 10.4        Taxes and Claims....................................................................63
         Section 10.5        Insurance...........................................................................64
         Section 10.6        Inspection Rights...................................................................65
         Section 10.7        Keeping Books and Records...........................................................65
         Section 10.8        Compliance with Laws................................................................65
         Section 10.9        Compliance with Agreements..........................................................65
         Section 10.10       Further Assurances..................................................................66
         Section 10.11       ERISA...............................................................................66
         Section 10.12       Year 2000 Compliance................................................................66
         Section 10.13       Acquisition Agreement...............................................................66
         Section 10.14       Hedge Agreement.....................................................................67

ARTICLE 11 - Negative Covenants..................................................................................67
         Section 11.1        Debt................................................................................67
         Section 11.2        Limitation on Liens and Restrictions on Subsidiaries................................68
         Section 11.3        Mergers, Etc........................................................................70
         Section 11.4        Restricted Payments.................................................................70
         Section 11.5        Investments.........................................................................71
         Section 11.6        Limitation on Issuance of Capital Stock.............................................71
         Section 11.7        Transactions With Affiliates........................................................71
         Section 11.8        Asset Dispositions..................................................................72
         Section 11.9        Lines of Business...................................................................72
         Section 11.10       Limitations on Restrictions Affecting Parent and Subsidiaries.......................72
         Section 11.11       ERISA...............................................................................72

ARTICLE 12 - Financial Covenants.................................................................................73
         Section 12.1        Leverage Ratio......................................................................73
         Section 12.2        Fixed Charge Coverage Ratio.........................................................73
         Section 12.3        Minimum Adjusted Net Worth..........................................................74
         Section 12.4        Capital Expenditures................................................................74

ARTICLE 13 - Default.............................................................................................74
         Section 13.1        Events of Default...................................................................74
         Section 13.2        Remedies............................................................................77
         Section 13.3        Cash Collateral.....................................................................78
         Section 13.4        Performance by Agent................................................................78
         Section 13.5        Set-off.............................................................................78
         Section 13.6        Continuance of Default..............................................................78

ARTICLE 14 - Guaranty of Parent..................................................................................78
         Section 14.1        Guaranty............................................................................78

         Section 14.2        Contribution........................................................................79
         Section 14.3        Guaranty of Performance.............................................................80
         Section 14.4        Rights Cumulative...................................................................80
         Section 14.5        Payment Upon Event of Default; Subrogation..........................................80
         Section 14.6        No Effect of Stay in Bankruptcy.....................................................80
         Section 14.7        Nonimpairment of Guaranty...........................................................80
         Section 14.8        Additional representations and Warranties...........................................81
         Section 14.9        Subordination.......................................................................82
         Section 14.10       Tolling of Limitations..............................................................83
         Section 14.11       Waivers.............................................................................83

ARTICLE 15 - Agent...............................................................................................84
         Section 15.1        Appointment and Authorization; "Agent"..............................................84
         Section 15.2        Delegation of Duties................................................................84
         Section 15.3        Liability of Agent..................................................................84
         Section 15.4        Reliance By Agent...................................................................85
         Section 15.5        Notice of Default...................................................................85
         Section 15.6        Credit Decision.....................................................................86
         Section 15.7        Indemnification.....................................................................86
         Section 15.8        Agent in Individual Capacity........................................................87
         Section 15.9        Successor Agent.....................................................................87
         Section 15.10       Withholding Tax.....................................................................88

ARTICLE 16 - Miscellaneous.......................................................................................89
         Section 16.1        Expenses............................................................................89
         Section 16.2        Indemnification.....................................................................90
         Section 16.3        Limitation of Liability.............................................................91
         Section 16.4        No Duty.............................................................................91
         Section 16.5        No Fiduciary Relationship...........................................................91
         Section 16.6        Equitable Relief....................................................................91
         Section 16.7        No Waiver; Cumulative Remedies......................................................91
         Section 16.8        Successors and Assigns..............................................................91
         Section 16.9        Survival............................................................................94
         Section 16.10       Entire Agreement....................................................................94
         Section 16.11       Amendments and Waivers..............................................................94
         Section 16.12       Maximum Interest Rate...............................................................95
         Section 16.13       Notices.............................................................................96
         Section 16.14       Governing Law; Venue; Service of Process............................................96
         Section 16.15       Counterparts........................................................................97
         Section 16.16       Severability........................................................................97
         Section 16.17       Non-Application of Chapter 15 of Texas Credit Code..................................97
         Section 16.18       Independence of Covenants...........................................................97
         Section 16.19       Waiver of Jury Trial................................................................97
         Section 16.20       Confidentiality.....................................................................97

                                INDEX TO EXHIBITS


      Exhibit                            Description of Exhibit
      -------                            ----------------------

        A                                Revolving Note
        B                                Term Note
        C                                Assignment and Acceptance
        D                                Compliance Certificate
        E                                Subsidiary Guaranty
        F                                Joinder Agreement
        G                                Notice of Borrowings, Conversions,
                                         Continuations, or Prepayments



                               INDEX TO SCHEDULES

      Schedule                           Description of Schedule
      --------                           -----------------------

        1.1                              Commitments
        9.4                              Operation of Business
        9.5                              Litigation and Judgments
        9.6(A)                           Real Property
        9.6(B)                           Intellectual Property
        9.6(C)                           Locations
        9.9                              Debt
        9.10                             Taxes
        9.12                             ERISA
        9.14                             Subsidiaries; Capitalization
        9.15                             Agreements
        9.19                             Environmental Matters
        9.22                             Employee Matters
        11.2                             Liens
        16.13                            Address for Notices

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("Agreement"), dated effective as of June 1, 1999, is among INTERVOICE, INC., a corporation duly organized and validly existing under the laws of the State of Texas, ("Parent"), INTERVOICE ACQUISITION SUBSIDIARY III, INC., a corporation duly organized and validly existing under the laws of the State of Nevada ("Borrower"), each of the banks or other lending institutions which is (or which may from time to time become) a party hereto or any successor or assignee thereof pursuant to Section 16.8(b) (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as the Issuing Bank (as defined below) and as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors in such capacity, "Agent").

                                    RECITALS:

     A. Parent and Borrower have requested that the Lenders extend $150,000,000 of senior secured credit facilities to Borrower in the form of a revolving credit facility and a term credit facility for the purpose of financing the Brite Acquisition and the Brite Merger and to provide working capital for Parent's and Borrower's operations.

     B. The Lenders are willing to extend such credit to Borrower upon the terms and conditions set forth in this Agreement and the other Loan Documents.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

     Section 1.1 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

     "Accounts" means either a Base Rate Account or a Libor Account.

     "Adjusted Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) determined by Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Account for such Interest Period by
(b) one (1) minus the Reserve Requirement for such Libor Account for such Interest Period.

         "Adjusted Net Worth" means Parent's consolidated (a) shareholder's equity (including, without limitation, Capital Stock, additional paid-in capital, and retained earnings, after deducting treasury stock), plus (b) non-cash non-recurring charges, minus (c) non-recurring gains, plus (d) non-recurring charges not included in clause (b) preceding arising in connection with the Related



CREDIT AGREEMENT - Page 1

Transactions to the extent taken during the Fiscal Quarter ending August 31, 1999, plus (e) up to $10,000,000 in the aggregate of non-recurring charges not included in clause (b) or clause (d) preceding occurring during the term of this Agreement.

     "Affected Accounts" has the meaning specified in Section 6.4.

     "Affected Libor Accounts" has the meaning specified in Section 6.5.

     "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of Capital Stock of such Person; or (c) twenty percent (20%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, in no event shall Agent, Arranger, the Issuing Bank, or any Lender be deemed an Affiliate of Parent, Borrower, or any Subsidiary of Parent or Borrower.

     "Agent" has the meaning specified in the introductory paragraph of this Agreement.

     "Agent-Related Persons" means Agent, each of Agent's Affiliates (including, without limitation, Arranger), and each of their respective officers, directors, employees, and agents.

     "Agent's Letter" means the certain letter agreement dated as of the Closing Date among Parent, Borrower, and Agent, as the same may be amended or otherwise modified from time to time.

     "Agreement" has the meaning specified in the introductory paragraph of this Agreement, as the same may be amended restated, or otherwise modified.

     "Applicable Lending Office" means, for each Lender and for each Type of Account, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Account on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 16.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Accounts of such Type are to be made and maintained.

     "Applicable Rate" has the meaning specified in Section 4.1.

     "Arranger" means Banc of America Securities LLC and any successor thereto.

     "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including, without limitation, any sale/lease-back arrangement), lease, assignment, transfer, or other



CREDIT AGREEMENT - Page 2
voluntary disposition of any asset of such Person (including, without limitation, the sale or other disposition of any Capital Stock of any Subsidiary of such Person but excludes any such transaction among any of Parent and its Subsidiaries) other than (i) sales of Inventory in the ordinary course of business, (ii) sales of equipment that is obsolete or no longer useful in the business of such Person, and (iii) the sale and licensing of software products and other Intellectual Property in the ordinary course of business.

     "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit C, entered into by a Lender and an Eligible Assignee pursuant to Section 16.8(b) and accepted by Borrower (if required) and Agent.

     "Bank of America" means Bank of America National Trust and Savings Association, and its successors and assigns.

     "Bankruptcy Code" has the meaning specified in Section 13.1(e).

     "Base Rate" means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate plus one-half of one percent (0.50%), or (b) the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

     "Base Rate Margin" has the meaning specified in Section 4.2.

     "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

     "Borrower Security Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, between Borrower and Agent, for the benefit of Agent and the Lenders, evidencing or creating a Lien in the Collateral owned by Borrower as security for the Obligations or any portion thereof, as such agreement may be amended, restated, or otherwise modified from time to time.

     "Brite" means Brite Voice Systems, Inc., a Kansas corporation.

     "Brite Acquisition" means the purchase of Shares pursuant to and in accordance with the Brite Tender Offer.

     "Brite Acquisition Documents" means the Brite Merger Agreement, all documentation executed pursuant to the terms thereof, and all documentation executed and delivered to consummate the Brite Acquisition and the Brite Merger, as such documents may be amended or otherwise modified from time to time; excluding, however, the Loan Documents.



CREDIT AGREEMENT - Page 3

     "Brite Merger" means the merger of Borrower with and into Brite pursuant to and in accordance with the terms of the Brite Merger Agreement.

     "Brite Merger Agreement" means the certain Acquisition Agreement and Plan of Merger dated as of April 27, 1999, among Parent, Borrower, and Brite, as such agreement may be amended or otherwise modified from time to time.

     "Brite Merger Date" has the meaning specified in Section 10.10.

     "Brite Tender Offer" means that certain tender offer made by Borrower to acquire up to 9,185,155 of the Shares, but not less than the Minimum Shares, for $13.40 per share.

     "Brite Tender Offer Documents" means the documents executed or delivered in connection with the Brite Tender Offer, as any of such documents may be amended or otherwise modified from time to time, including, without limitation, (a) the combined Schedule 14D-1 Tender Offer Statement Pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 and Schedule 13D Under the Securities Exchange Act of 1934, (b) all documentation executed pursuant to the terms thereof, and (c) all documentation executed and delivered to consummate the Brite Tender Offer.

     "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of California or is a day on which banking institutions located in Texas or California are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Libor Accounts under any Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, for any period, all expenditures of Parent and its Subsidiaries which are classified as capital expenditures in accordance with GAAP other than such expenditures which constitute Permitted Acquisitions, including, without limitation, the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means corporate stock and any and all shares, partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities, or other equivalent evidences (however designated) of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, or other type of entity).



CREDIT AGREEMENT - Page 4

     "Cash Purchase Consideration" means, as of any date of determination and with respect to any acquisition by Parent or a Subsidiary of Parent, the purchase price to be paid for the Capital Stock issued by the Target or the assets of the Target, including all cash consideration paid (whether classified as purchase price, noncompete payments, consulting payments, or otherwise and without regard to whether such amount is paid at closing or paid over time but excluding (i) customary working capital or other purchase price adjustments,
(ii) the amount of any finance charges attributable to deferred payments, and
(iii) any reasonable amounts payable as salary and benefits under any employment agreement entered into with any seller or any officer or employee of the Target for the purpose of retaining such Person as an active officer or employee of the purchaser) and the Dollar value of all other assets, other than Capital Stock of Parent, to be transferred by the purchaser in connection with such acquisition to the seller or sellers, all valued in accordance with the applicable agreement entered into between the Target and/or the seller and the purchaser, and including (without duplication) the amount of any Debt incurred, assumed, or acquired by Parent or a Subsidiary of Parent in connection with such acquisition.

     "Closing Date" means the date of the initial advance of the Loans under this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Collateral" means all Property of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

     "Commitment Fee Rate" has the meaning specified in Section 4.2.

     "Commitment Percentage" means, with respect to each Lender, the percentage equivalent (carried to nine (9) decimal places) of a fraction, the numerator of which is the aggregate amount of the Commitments of such Lender (or if any such Commitment has terminated or expired, the outstanding principal amount of the Loans (and, if applicable Letter of Credit Liabilities) of such Lender with respect thereto), and the denominator of which is the aggregate amount of the Commitments of all of the Lenders (or if any such Commitments have terminated or expired, the outstanding principal amount of the Loans (and, if applicable Letter of Credit Liabilities) of all of the Lenders with respect thereto).

     "Commitments" means, with respect to each Lender, the commitments hereunder such Lender holds which may be a Revolving Commitment, a Term Commitment, or any combination thereof and, with respect to all Lenders, all of such commitments, in each case, as set forth on Schedule 1.1.

     "Compliance Certificate" means a certificate in substantially the form of Exhibit D, properly completed and executed by the chief executive officer or chief financial officer of Parent.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 of a Libor Account from one Interest Period to the next Interest Period.



CREDIT AGREEMENT - Page 5

     "Contract Rate" has the meaning specified in Section 16.12(a).

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of one Type of Account into another Type of Account.

     "Debt" means, with respect to any Person at any time (without duplication):
(a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments;
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP; (d) all Capital Lease Obligations of such Person; (e) Guarantees by such Person; (f) all indebtedness, liabilities, and obligations of the types described in the foregoing clauses (a) through (d) secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities, and obligations secured thereby have been assumed by such Person or are non-recourse to such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the Property encumbered, as determined by Agent in its discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments (including, without limitation, those outstanding with respect to Letters of Credit, but excluding letters of credit or bonds relating to obligations arising in the ordinary course of business which are not Obligations under this Agreement or otherwise constitutes Debt); (h) all vested obligations of such Person for the payment of money under any noncompete, consulting, or similar arrangements (other than earn-outs) providing for the deferred payment of the purchase price for any property to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person; (i) all obligations of such Person to redeem or retire shares of Capital Stock of such Person; (j) all indebtedness, liabilities, and obligations of such Person under any Hedge Agreement; and (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by Borrower under any Loan Document, a rate per annum equal to the sum of two percent (2.00%), plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that for amounts outstanding as Libor Accounts, the "Default Rate" for such principal shall be two percent (2.00%), plus the interest rate for such Libor Account


CREDIT AGREEMENT - Page 6
for the remainder of the applicable Interest Period as provided in Section 4.1, and, thereafter, the rate provided for above in this definition).

     "Dollars" and "$" mean lawful money of the U.S.

     "Domestic Subsidiary" means each direct or indirect Subsidiary of Parent formed under the laws of the U.S. or any state thereof.

     "EBITDA" means, for any period, the total of the following calculated for Parent, without duplication, on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income; plus
(c) Interest Expense to the extent included in the determination of Net Income; plus (d) amortization and depreciation expense to the extent included in the determination of Net Income; plus (e) other non-cash, non-recurring charges to the extent included in the determination of Net Income; minus (f) other non-recurring gains to the extent included in the determination of Net Income; plus (g) non-recurring charges not included in clause (e) preceding arising in connection with the Related Transactions to the extent taken during the Fiscal Quarter ending August 31, 1999; plus (h) up to $10,000,000 in the aggregate of non-recurring charges not included in clause (e) or clause (g) preceding occurring during the term of this Agreement.

     "Eligible Assignee" has the meaning specified in Section 16.8(b)(i).

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements regulating the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal or civil statute, including, without limitation, any Environmental Law, Permit, order, or agreement with any Governmental Authority or other Person, arising from environmental conditions, or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Parent or any Subsidiary of Parent or is under common control (within the meaning of Section 414(c) of the Code) with Parent or any Subsidiary of Parent.

     "Event of Default" has the meaning specified in Section 13.1.



CREDIT AGREEMENT - Page 7

     "Excess Cash Flow" means, during the term of this Agreement, the sum of the following calculated cumulatively for Parent without duplication on a consolidated basis: (a) EBITDA; minus (b) the cash amount of Interest Expense paid; minus (c) the cash amount of all income and franchise taxes paid; minus
(d) the cash amount of Capital Expenditures; minus (e) all scheduled payments, mandatory prepayments made pursuant to Section 5.4(a)(v), or optional prepayments of principal made on Funded Debt; minus (f) the portion of cash, non-recurring charges which were added back as part of the calculation of EBITDA; minus (g) the aggregate amount of cash consideration paid in connection with Permitted Acquisitions; minus (h) the lesser of $10,000,000 or the positive remainder of the outstanding principal balance of the Revolving Loans on the Merger Date minus the outstanding principal balance of the Revolving Loans on the date of calculation.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

     "Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending on the last day of February, May, August, and November.

     "Fiscal Year" means a twelve (12) month period ending February 28 (or February 29, if applicable).

     "Fixed Charge Coverage Ratio" means, for any period and determined on a consolidated basis for Parent and its Subsidiaries, the ratio of (a) EBITDA for such period minus the sum of (i) Capital Expenditures, to the extent paid during such period, plus (ii) income and franchise taxes actually paid during such period to (b) the sum of (i) Interest Expense for such period (to the extent paid during such period), plus (ii) scheduled payments of principal of Funded Debt for such period.

     "Foreign Subsidiary" means each direct or indirect Subsidiary of Parent that is not a Domestic Subsidiary.

     "Funded Debt" means Debt described in clauses (a), (b), (c), (d), (e), (f),
(g), and (k) of the definition of Debt.

     "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.



CREDIT AGREEMENT - Page 8

     "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial, township, or other political subdivision thereof, and any department, commission, board, court, agency, or other instrumentality or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" means any indebtedness, liability, or obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for any Debt or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or contingent obligations of a Person in respect of an obligation of a distributor, reseller, or marketing partner of such Person arising in connection with the sale and distribution of the goods and services of such Person in the ordinary course of business. The amount of any Guarantee shall be deemed to be equal to the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by Parent and Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty" means a Subsidiary Guaranty or any other guaranty agreement executed and delivered by a Person in favor of Agent, for the benefit of Agent and the Lenders, and any and all amendments, restatements, or other modifications thereof, and "Guaranties" means all of such agreements, collectively.

     "Guarantor" means any Person who is or becomes a party to any Guaranty of the Obligations or any part thereof.

     "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent, or material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

     "Hedge Agreement" means any agreement, device, or arrangement designed to protect a Person from the fluctuations of interest rates, exchange rates, or forward rates applicable to its assets, liabilities, or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same



CREDIT AGREEMENT - Page 9
may be amended or modified and in effect from time to time, and any cancellation, buy-back, reversal, termination, or assignment of any of the foregoing.

     "Immaterial Subsidiary" means a Domestic Subsidiary with (a) no single asset with a value in excess of $250,000, (b) an aggregate asset value of less than $1,000,000, or (c) annual revenues of less than $3,000,000.

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings, or royalty rights.

     "Interest Expense" means, for any period and for any Person, the sum of (a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) interest expenses paid under interest rate Hedge Agreements during such period, minus (c) interest payments received under interest rate Hedge Agreements during such period.

     "Interest Period" means with respect to any Libor Account, each period commencing on the date such Account is established or Continued, or Converted from a Base Rate Account to a Libor Account, or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third, sixth, or, if all Lenders agree, twelfth calendar month thereafter, as Borrower may select as provided in Section 4.5 or Section 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (e) no Interest Period in respect of any portion of the Term Loan may extend beyond a Quarterly Payment Date unless, after giving effect thereto, the aggregate principal amount of Libor Accounts outstanding under the Term Loan having Interest Periods that end after such Quarterly Payment Date shall be equal to or less than the aggregate principal amount of the Term Loan to be outstanding hereunder after such Quarterly Payment Date.

     "Inventory" means all inventory now owned or hereafter acquired by any Loan Party wherever located and whether or not in transit, which is or may at any time be held for sale or lease,



CREDIT AGREEMENT - Page 10
or furnished under any contract (exclusive of leases of real Property) for service or held or used as raw materials, work-in-process, or supplies or materials used or consumed in the business of such Loan Party.

     "Investments" has the meaning specified in Section 11.5.

     "Issuing Bank" means Bank of America or such other Lender which is a commercial bank as Borrower and Bank of America may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

     "Joinder Agreement" means an agreement to be executed by Brite pursuant to the terms of Section 10.10(b), in substantially the form of Exhibit F.

     "Lender" has the meaning specified in the introductory paragraph of this Agreement.

     "Letter of Credit" has the meaning specified in Section 2.6(a).

     "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by Borrower in connection with the issuance of such Letter of Credit.

     "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) all unreimbursed drawings under Letters of Credit.

     "Leverage Ratio" means, as of any period end and determined on a consolidated basis for Parent and its Subsidiaries, the ratio of (a) Funded Debt to (b) EBITDA.

     "Libor Account" means any portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

     "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) appearing on Telerate (also known as Dow Jones Markets) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If Agent is unable to obtain any quotation as provided above, the term "Libor Rate" shall mean, for any Libor Account for any Interest Period therefor, the rate of interest per annum determined by Agent to be the rate at which Dollar deposits in the approximate amount of the applicable borrowing, Conversion, or Continuation of such Libor Account and having a maturity comparable to such Interest Period would be offered by Bank of America to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two
(2) Business Days prior to the commencement of such Interest Period.

     "Libor Rate Margin" has the meaning specified in Section 4.2.



CREDIT AGREEMENT - Page 11

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the Letter of Credit Agreements, the Joinder Agreement, any Hedge Agreement between any Loan Party and any Lender, and all other agreements, documents, and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof (excluding any commitment letter, term sheet, or other agreement entered into prior to the Closing Date).

     "Loan Party" means (a) Parent, (b) Borrower, (c) the Guarantors, and (d) any other Person who is or becomes a party to any agreement, document, or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

     "Loans" means Revolving Loans and Term Loans.

     "Margin Adjustment Date" has the meaning specified in Section 4.2.

     "Material Adverse Effect" means, with respect to Parent and its Subsidiaries (determined collectively) any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition, prospects, or operations of such Person or Persons, (b) the ability of such Person or Persons to pay and perform the obligations for which such Person or Persons are responsible when due, or (c) the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of Agent or the Lenders under any of the Loan Documents.

     "Maturity Date" means the Revolving Maturity Date or the Term Maturity
Date.

     "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, the Texas Credit Code.

     "Minimum Shares" means a number of Shares pursuant to the Certificate of Incorporation, Bylaws, and other constituent documents of Brite and according to applicable law which are



CREDIT AGREEMENT - Page 12
sufficient to exceed the number required for Brite's shareholders to approve the Brite Merger, but in any event shall not be less than fifty-one percent (51.0%) of the Shares.

     "Mortgaged Property" means, any Property consisting of real Property or interests therein which becomes or is required to become subject to a Mortgage pursuant to Section 7.4, and "Mortgaged Properties" means all of such real Property or interests, collectively.

     "Mortgage" means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, collateral assignment of leases, or other real estate security document executed and delivered pursuant to this Agreement by any Loan Party in favor of Agent for the benefit of Agent and the Lenders with respect to any Mortgaged Property, and any and all amendments, modifications, supplements, renewals, or restatements thereof, and "Mortgages" means all of such Mortgages, collectively.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Loan Party or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

     "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding the income of any other Person (other than Subsidiaries) in which such Person or any Subsidiary of such Person has an ownership interest, unless received by such Person or a Subsidiary of such Person in a cash distribution.

     "Net Proceeds" means (i) in connection with any disposition of Property of any Loan Party, the cash proceeds received by such Loan Party from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (a) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the Property disposed of and (ii) in connection with issuance of any Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, placement, underwriting, or arrangement fees, and other customary fees and expenses) actually paid.

     "Notes" means the Revolving Notes referred to in Section 2.2 and the Term Notes referred to in Section 3.2.

     "Obligations" means any and all (a) obligations, indebtedness, and liabilities of Parent and Borrower to Agent, Arranger, and the Lenders, or any of them, arising pursuant to this Agreement or any other Loan Document, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without



CREDIT AGREEMENT - Page 13
limitation, the obligation of Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including, without limitation, attorneys' fees) provided for in the Loan Documents, and (b) indebtedness, liabilities, and obligations of any Loan Party under any Hedge Agreement that such Loan Party may enter into with Agent, Arranger, any Lender, or any of their Affiliates if and to the extent that such Hedge Agreement is permitted in accordance with Section 11.1(i).

     "Offering Memorandum" means the certain Confidential Offering Memorandum dated May 1999, prepared and distributed by NationsBanc Montgomery Securities LLC (now known as Banc of America Securities LLC) with respect to the syndication of the Commitments and the Loans evidenced by this Agreement.

     "Other Taxes" has the meaning specified in Section 6.6(b).

     "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to any Lender, such Lender's pro rata share of the Revolving Loans then outstanding and participation or other interest in such Letter of Credit Liabilities).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Parent" has the meaning specified in the introductory paragraph of this Agreement.

     "Parent Security Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, between Parent and Agent, for the benefit of Agent and the Lenders, evidencing or creating a Lien in the Collateral owned by Parent as security for the Obligations or any portion thereof, as such agreement may be amended, restated, or otherwise modified from time to time.

     "Permit" means any permit, certificate, approval, order, license, or other authorization.

     "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of Property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

          (a) No Default. Both before and after giving effect to such acquisition and the Loans (if any) requested to be made in connection therewith, no Default exists or will exist or would result therefrom;

          (b) Delivery and Approval Requirements. Parent shall provide Agent with a copy of the information provided to the board of directors of Parent and/or its Subsidiary making the acquisition to obtain the board of directors approval of such acquisition, and, for each acquisition for which the Cash Purchase Consideration and the Stock Purchase



CREDIT AGREEMENT - Page 14

     Consideration, respectively, paid in connection with such acquisition individually and all acquisitions during the period beginning on the Closing Date through and including August 29, 2003 (whether Cash Purchase Consideration, Stock Purchase Consideration, or a combination thereof (which in such case shall be determined on a pro rata basis)) corresponding to the Leverage Ratio of Parent exceeds the amounts set forth in the table below, the prior written consent of the Required Lenders shall have been obtained.


======================================================================================
                                    Cash Purchase                Stock Purchase
                                    Consideration                Consideration
                             ---------------------------   ---------------------------
      Leverage Ratio         Individual     Aggregate      Individual    Aggregate
======================================================================================
Greater than 1.00 to 1.00    $  5,000,000   $ 10,000,000   $ 25,000,000  $ 50,000,000
--------------------------------------------------------------------------------------
Less than or equal to 1.00   $ 10,000,000        n/a       $ 50,000,000       n/a
to 1.00
======================================================================================

          (c) Diligence. Parent has completed due diligence to its satisfaction on the Target and the Property to be acquired;

          (d) Structure. If the proposed acquisition is an acquisition of the Capital Stock of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Domestic Subsidiary; and, if the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Parent or a Wholly-Owned Domestic Subsidiary shall acquire such assets; and

          (e) Material Adverse Effect. Neither Parent nor any of its Subsidiaries shall, as a result of or in connection with any such acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect.

     "Permitted Liens" means the Liens permitted by Section 11.2.

     "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan established or maintained by any Loan Party or any ERISA Affiliate and which is subject to Title IV of ERISA.

     "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate or reference rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.



CREDIT AGREEMENT - Page 15

     "Principal Office" means the office of Agent, located at Bank of America, 1850 Gateway Boulevard, 5th Floor, Agency Administrative Services 5596, Concord, California 94520.

     "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

     "Projections" means Parent's forecasted consolidated (a) balance sheets,
(b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements; all materially consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Property" means, for any Person, property or assets of all kinds, real, personal, or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Payment Date" means the last Business Day of February, May, August, and November of each year, the first of which shall be August 31, 1999.

     "Receivables" means, with respect to any Person, each and every "account," as such term is defined in article or chapter 9 of the UCC (or any successor statute), and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of such Person in respect of Inventory sold and shipped or services rendered by such Person.

     "Register" has the meaning specified in Section 16.8(d).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

     "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement (other than with respect to taxes excluded by the first sentence of Section 6.6(a)) in U.S. federal, state, or foreign laws or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretations, directives, or requests (other than with respect to taxes excluded by the first sentence of Section 6.6(a)) applying to a class of lenders including such Lender of or under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.


CREDIT AGREEMENT - Page 16

     "Reimbursement Obligations" means all indebtedness, liabilities, and obligations of any Loan Party to reimburse Agent or the Issuing Bank in accordance with Section 2.6(e) for any demand for payment or drawing under a Letter of Credit.

     "Related Transactions" means the Brite Tender Offer, the Brite Acquisition, the Brite Merger, the execution and delivery of the Transaction Documents, the funding of the Loans on the Closing Date, and the payment of all fees, costs, and expenses associated with the foregoing.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or from Property owned or leased by such Person, including, without limitation, the migration of Hazardous Materials through or in the air, soil, surface water, ground water, or property, in violation of Environmental Laws.

     "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

     "Required Lenders" means any combination of Lenders having more than fifty percent (50%) of the sum of (a) the Revolving Commitments or, if the Revolving Commitments have terminated or have otherwise been fulfilled, the outstanding principal amount of the Revolving Loans and participations in the Letters of Credit and (b) (i) the unfunded Term Commitments (if any) plus the outstanding principal amount of the Term Loans or (ii) if the Term Commitments have terminated or have otherwise been fulfilled, the outstanding principal amount of the Term Loans.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Libor Accounts, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (b) any category of extensions of credit or other assets which include Libor Accounts. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Revolving Commitment" means, as to each Lender, the obligation of such Lender to make advances of funds and purchase participation interests in (or with respect to the Issuing Bank as a Lender, hold other interests in) Letters of Credit in an aggregate principal amount at any one time



CREDIT AGREEMENT - Page 17
outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1 (or if applicable, the most recent Assignment and Acceptance executed by such Lender) under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.5, Section 5.4, or
Section 13.2. The aggregate amount of the Revolving Commitments as of the Closing Date equals Twenty-five Million Dollars ($25,000,000).

     "Revolving Loans" means, as to any Lender, the advances made by such Lender pursuant to Section 2.1, and, as to all Lenders making such Loans, all such Loans made or held by such Lenders pursuant to Section 2.1.

     "Revolving Maturity Date" means the earlier to occur of (a) August 29, 2003 or (b) the Term Maturity Date. "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments, restatements, or other modifications thereof.

     "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

     "Security Agreements" means the Parent Security Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, and any other security agreement, pledge agreement, securities pledge agreement, or other form of security agreement evidencing or creating a Lien on personal Property as security for the Obligations or any portion thereof in form and substance satisfactory to Agent and the Required Lenders executed by any Person, dated the Closing Date or a subsequent date, as applicable, in favor of Agent, for the benefit of Agent and the Lenders, and any such agreement, document, or instrument executed pursuant to Article 7, and any and all amendments, restatements, or other modifications thereof.

     "Security Documents" means the Guaranties, the Security Agreements, and the Mortgages, as such agreements may be amended, restated, or otherwise modified from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings, and other agreements, documents, instruments, and financing statements now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

     "Shares" means the issued and outstanding shares of Brite common stock.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities,



CREDIT AGREEMENT - Page 18
of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stock Purchase Consideration" means as of any date of determination and with respect to any acquisition by Parent or a Subsidiary of Parent, the purchase price to be paid for the Capital Stock issued by the Target or the assets of the Target, including all consideration paid which is not included in the definition of Cash Purchase Price.

     "Subsidiary" means, (a) when used to determine the relationship of a Person to another Person, a Person of which an aggregate of more than fifty percent (50%) or more of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such other Person, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to a Person, any corporation, trade, or business (whether or not incorporated) which is under common control with such Person and is treated as a single employer with such Person under Section 414(b) or Section 414(c) of the Code and the regulations thereunder.

     "Subsidiary Guaranty" means a guaranty agreement executed and delivered by a Domestic Subsidiary of Parent in favor of Agent, for the benefit of Agent and the Lenders, in substantially the form of Exhibit E, as such Guaranty may be amended, restated, or otherwise modified from time to time.

     "Subsidiary Security Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, between a Domestic Subsidiary (other than Borrower) and Agent, for the benefit of Agent and the Lenders evidencing or creating a Lien in the Collateral owned by such Domestic Subsidiary as security for the Obligations or any portion thereof, as such agreement may be amended, restated, or otherwise modified from time to time.



CREDIT AGREEMENT - Page 19

     "Target" means the Person who is to be acquired or whose assets are to be acquired by Parent or a Wholly-Owned Domestic Subsidiary in connection with a Permitted Acquisition.

     "Taxes" has the meaning specified in Section 6.6.

     "Term Commitment" means, with respect to any Lender, the obligation of such Lender to make advances of funds on the Closing Date and on the Brite Merger Date (or with respect to any Person becoming a Lender after the Closing Date and the Brite Merger Date, on such date) in the principal amount set forth opposite the name of such Lender on Schedule 1.1 (or if applicable, the most recent Assignment and Acceptance executed by such Lender) under the heading "Term Commitment." The aggregate amount of all of the Term Commitments as of the Closing Date equals One Hundred Twenty-five Million Dollars ($125,000,000).

     "Term Loans" means, as to any Lender, the Term Loans made or held by such Lender pursuant to Section 3.1 and, as to all Lenders making such Loans, all such Loans made or held by such Lenders pursuant to Section 3.1.

     "Term Maturity Date" means August 29, 2003; provided, however, unless waived or extended by the Required Lenders, the "Term Maturity Date" shall be October 4, 1999 if the Brite Merger has not been consummated by such date.

     "Term Notes" means the promissory notes provided for by Section 3.2 and all amendments, restatements, or other modifications thereof.

     "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

     "Total Commitment" means, as to any Lender, such Lender's (a) Revolving Commitment, plus (b) such Lender's outstanding Term Loans, plus (c) such Lender's unfunded Term Commitment, if any.

     "Transaction Documents" means the Brite Tender Offer Documents, the Brite Acquisition Documents, and the Loan Documents.

     "Type" means either type of Account (i.e., a Base Rate Account or Libor Account).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection, or priority of any Lien on any Property created pursuant to any Security Document.



CREDIT AGREEMENT - Page 20

     "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits; all determined as of the then most recent valuation date for such Plan.

     "U.S." means the United States of America.

     "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Domestic Subsidiary" means any Subsidiary that (i) is owned 100% by Parent and/or a Subsidiary of Parent, and (ii) is organized under the laws of a state within the U.S.

     "Year 2000 Compliant" has the meaning specified in Section 9.24.

     "Year 2000 Problem" has the meaning specified in Section 9.24.

     Section 1.2   Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Article, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)  (i)    The term "documents" includes any and all instruments,
          documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document,



CREDIT AGREEMENT - Page 21
     and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

          (e) The captions, headings, and arrangements of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of Agent or the Lenders by way of consent, approval, or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, each Lender, and the Loan Parties, and are the products of all such parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Agent or the Lenders merely because of the Agent's or the Lenders' involvement in preparation of this Agreement and the other Loan Documents.

          (h) Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 9.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 9.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by Parent with its obligations under this Agreement, Parent will not, nor will it permit any other Loan Party to, change the manner in which either the last day of its Fiscal Year or the last day of each of the first three Fiscal Quarters of its Fiscal Year is calculated without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by any Loan Party's certified public accountants or requested by Parent (or that Parent otherwise requests and Agent and the



CREDIT AGREEMENT - Page 22

Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by any Loan Party occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then Parent, Borrower, Agent, and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by Parent, Borrower, Agent, and the Required Lenders, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

     Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.


                                    ARTICLE 2

                            Revolving Credit Facility

     Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make advances to Borrower from time to time from and including the Closing Date to but excluding the Revolving Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Lender shall not at any time exceed such Lender's Revolving Commitment, and (b) the Outstanding Revolving Credit of all of the Lenders shall not at any time exceed the aggregate Revolving Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Revolving Maturity Date, Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loans made by each Lender shall be established and maintained at such Lender's Applicable Lending Office for Revolving Loans of such Type.

     Section 2.2 Revolving Notes. The Revolving Loans made by a Lender shall be evidenced by a single promissory note of Borrower, in substantially the form of Exhibit A, payable to the order of such Lender, in the maximum principal amount equal to such Lender's Revolving Commitment as originally in effect (or, if greater, its Revolving Commitment as thereafter increased) and otherwise duly completed.

     Section 2.3 Repayment of Revolving Loans. Borrower shall pay to Agent, for the account of the Lenders, the prepayments of the Revolving Loans required pursuant to Section 5.4(a) and the outstanding principal amount of all of the Revolving Loans on the Revolving Maturity Date.

     Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Revolving Loans shall be used by Borrower (a) to make an advance to Parent to repay its existing indebtedness due to NationsBank, N.A. under that certain Amended and Restated Loan Agreement dated November 18, 1998, between Parent and NationsBank, N.A., (b) to pay up to $10,000,000 of (i) the cash portion of the consideration due in connection with the Brite Tender Offer and the Brite



CREDIT AGREEMENT - Page 23

Merger and (ii) part of the fees and expenses incurred in connection with the Brite Acquisition and the Brite Merger, and (c) otherwise for general corporate purposes, including, without limitation, to finance working capital requirements of Parent and its Subsidiaries, arising in the ordinary course of business, and for payment of the Reimbursement Obligations; provided that notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the aggregate amount of all Loans made to Borrower on the Closing Date shall not exceed the loan value (as determined by Agent and each Lender in its sole discretion) of the Collateral securing the Loans on the Closing Date, including the loan value of the Shares purchased and pledged to Agent on the Closing Date (valued at fifty percent (50.0%) of market value), and all Loans made at any time (including, without limitation, on the Closing Date) shall be made in compliance with Regulation U.

     Section 2.5 Termination or Reduction of Revolving Commitments. Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that:
(a) Borrower shall not have the right to terminate or reduce in part any unfunded portion of the Revolving Commitments that could or may be required to be advanced by the Lenders to repay Reimbursement Obligations then outstanding;
(b) Borrower shall give Agent at least three (3) Business Days notice of each such termination or reduction as provided in Section 5.3; and (c) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or any multiple $1,000,000 in excess thereof. The Revolving Commitments may not be reinstated after they have been terminated or reduced.

     Section 2.6 Letters of Credit.

          (a) Commitment to Issue. Borrower may utilize the Revolving Commitments by requesting that the Issuing Bank issue, and the Issuing Bank, subject to the terms and conditions of this Agreement, shall issue, standby or commercial documentary letters of credit for Borrower's account (such letters of credit being referred to herein as the "Letters of Credit", which may be for the account of any Loan Party); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $5,000,000, (ii) the Outstanding Revolving Credit shall not at any time exceed the maximum amount prescribed by Section 2.1, and (iii) the Outstanding Revolving Credit applicable to any Lender shall not at any time exceed the maximum amount for such Lender prescribed by Section 2.1. Upon the date of issue of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender who holds a Revolving Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage (calculated with respect to the Revolving Commitments) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Revolving Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of Agent and the Issuing Bank shall no longer be considered a "Letter of Credit" covered by the terms of this Agreement and any participating interest heretofore granted by the Issuing Bank to the Lenders holding Revolving Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Issuing Bank with respect to such Letter of Credit until the expiry thereof.



CREDIT AGREEMENT - Page 24

          (b) Letter of Credit Request Procedure. Borrower shall give Agent not less than three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice Agent shall notify the Issuing Bank and each Lender who holds a Revolving Commitment of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit (i) shall have an expiration date that does not extend beyond a date which is the lesser of (A) one (1) year from the date of issuance (or in the case of commercial documentary letters of credit ninety (90) days) or
     (B) thirty (30) days prior to the Revolving Maturity Date, (ii) shall be payable in Dollars, (iii) must support a transaction entered into or obligation arising in the ordinary course of business, (iv) must be satisfactory in form and substance to Agent and the Issuing Bank, and (v) shall be issued pursuant to such documentation as Agent and the Issuing Bank may require, including, without limitation, the Issuing Bank's standard form Letter of Credit Agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

          (c) Letter of Credit Fees. Borrower will pay to Agent, for the account of each Lender holding a Revolving Commitment, a fee on such Lender's Commitment Percentage (calculated with respect to the Revolving Commitments only) of the daily average amount available for drawings under the Letters of Credit, such fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated at a rate per annum equal to the Libor Rate Margin applicable to the Revolving Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). After receiving any payment of any fees under this clause (c), Agent will promptly pay to each Lender that holds a Revolving Commitment the fees then due such Lender. Borrower will also pay to the Issuing Bank, for its account only, a fee on the daily average amount available to be drawn under all outstanding Letters of Credit, such fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and
     (ii) to be calculated at a rate per annum equal to one-eighth of one percent (0.125%) on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). Borrower will also pay to the Issuing Bank, for its account only, all customary fees for issuance, negotiation, amendment, or processing of the Letters of Credit.

          (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall so notify Agent and Agent shall so notify Borrower and each Lender that holds a Revolving Commitment as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 1:00 p.m. (Dallas, Texas time) on the applicable payment date if Borrower has not reimbursed the Issuing Bank for the amount paid as a result of such demand or drawing, each Lender will make available to Agent, at the Principal Office, in immediately available funds, an amount equal to such Lender's



CREDIT AGREEMENT - Page 25

     Commitment Percentage (calculated based only on the Revolving Commitments) of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to a Loan under Article 8 have not been satisfied and Agent shall promptly pay such amounts to the Issuing Bank.

          (e) Reimbursements. Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Issuing Bank (through Agent) for any amounts paid by the Issuing Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to Agent not later than 1:00 p.m. (Dallas, Texas time) on the date of the corresponding payment under the Letter of Credit by the Issuing Bank; provided that Agent has provided notice to Borrower prior to 11:00 a.m. (Dallas, Texas time) on such day that such payment is due. In the event such notice is received after 11:00 a.m. (Dallas, Texas time) on a Business Day, such payment shall be due not later than 1:00 p.m. (Dallas, Texas time) on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Borrower requesting a Revolving Loan in accordance with Section 5.1, the proceeds of which shall be credited against Borrower's Reimbursement Obligations. Agent will pay to each Lender participating in a Letter of Credit such Lender's Commitment Percentage (calculated based only on the Revolving Commitments) of all amounts received from Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.6.

          (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense, or other rights which any Loan Party or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, Agent, any Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or
     (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

          (g) Assumption of Risk by Borrower. As among Borrower and the Lenders, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in



CREDIT AGREEMENT - Page 26
     limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, the Issuing Bank, and Agent shall not be responsible for:

               (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

               (ii) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

               (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

               (v)    errors in interpretation of technical terms;

               (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

               (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

               (viii) any consequences arising from causes beyond the control of any Lender or the Issuing Bank, including, without limitation, any act of any Governmental Authority.

None of the foregoing shall affect, impair, or prevent the vesting of any of the Lenders', the Issuing Bank's, or Agent's rights or powers under this
Section 2.6. Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to Borrower, to the extent of any direct (but not indirect, consequential, or punitive) damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.



CREDIT AGREEMENT - Page 27

                                    ARTICLE 3

                               Term Loan Facility

     Section 3.1 Term Loans. Subject to the terms and conditions of this Agreement, each Lender who holds a Term Commitment severally agrees to make an advance of funds, subject to the provisions of Section 3.4, to Borrower on the Closing Date to fund the Brite Tender Offer and on the Brite Merger Date to fund any remaining cash requirements of Borrower in connection with the Brite Acquisition in an aggregate principal amount not to exceed the amount of such Lender's Term Commitment as then in effect. Each advance of a Term Commitment will be made pro rata among the holders of the Term Commitments in relation to their separate Commitments. Borrower may not repay and reborrow advances under the Term Loans. Borrower may establish Base Rate Accounts or Libor Accounts under the Term Loans and, until the Term Maturity Date, Borrower may Continue Libor Accounts established under the Term Loans or Convert Accounts established under the Term Loans of one Type into Accounts of another Type. Accounts of each Type established under the Term Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Accounts of such Type. The amount of the Term Commitment shall be reduced on the Closing Date by the amount of the Term Loans made on the Closing Date, and the remaining Term Commitment shall terminate on the Brite Merger Date.

     Section 3.2 Term Notes. Each Term Loan made by a Lender shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit B, payable to the order of such Lender, in the maximum principal amount equal to its Term Commitment and otherwise duly completed.

     Section 3.3 Repayment of Term Loans. Borrower shall pay to Agent for the account of the Lenders who hold Term Loans the aggregate principal amount of the Term Loans as follows:

          (a) Fourteen (14) consecutive quarterly principal installments due and payable on each Quarterly Payment Date commencing on May 31, 2000 and continuing on each Quarterly Payment Date thereafter, through and including the Term Maturity Date, in accordance with the following schedule:

              ==========================================
              Quarterly Payment             Scheduled
                    Date                   Amortization
              ==========================================
              May 31, 2000                  $5,000,000
              August 31, 2000               $5,000,000
              November 30, 2000             $7,500,000
              February 28, 2001             $7,500,000
              May 31, 2001                  $7,500,000
              August 31, 2001               $7,500,000
              November 30, 2001            $10,000,000
              February 28, 2002            $10,000,000
              May 31, 2002                 $10,000,000
              August 30, 2002              $10,000,000
              November 29, 2002            $10,000,000
              February 28, 2003            $10,000,000
              May 30, 2003                 $12,500,000
              August 29, 2003              $12,500,000
              -----------------------------------------



CREDIT AGREEMENT - Page 28

          (b) Borrower shall make all prepayments of the Term Loans required pursuant to the provisions of Section 5.4(a).

          (c) In any event, all unpaid Obligations in respect of the Term Loans will be due and payable on the Term Maturity Date.

     Section 3.4 Use of Proceeds. Subject to the terms of this Agreement, (a) the proceeds of the initial Term Loans shall be used by Borrower to pay (i) the cash portion of the aggregate purchase price of the Shares acquired by Borrower in connection with the Brite Acquisition, and (ii) costs and expenses incurred in connection with the Brite Acquisition, and for no other purpose; provided that notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the aggregate amount of all Loans made to Borrower on the Closing Date shall not exceed the loan value (as determined by Agent in its sole discretion) of the Collateral securing the Loans on the Closing Date, including the loan value of the Shares purchased and pledged to Agent on the Closing Date (fifty percent (50.0%) of "market value", as determined pursuant to Regulation U), and all Loans made at any time (including, without limitation, on the Closing Date) shall be made in compliance with Regulation U, and (b) the proceeds of any subsequent advance of the Term Loan shall be used to pay the cash consideration in connection with the Brite Merger and to pay costs and expenses incurred in connection with the Brite Acquisition and the Brite Merger and for no other purpose.


                                    ARTICLE 4

                                Interest and Fees

     Section 4.1 Interest Rate. Borrower shall pay to Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:



CREDIT AGREEMENT - Page 29

          (a) during the period that such Loan or portion thereof is outstanding as a Base Rate Account, the Base Rate, plus the Base Rate Margin; and

          (b) during the period that such Loan or portion thereof is outstanding as a Libor Account or as Libor Accounts, the Adjusted Libor Rate, plus the Libor Rate Margin.

     Section 4.2 Determinations of Margins and Commitment Fee Rate. From the Closing Date until the first Margin Adjustment Date, the margins identified in
Section 4.1 and the Commitment Fee Rate shall be as follows: (a) the Base Rate Margin shall be one and one-quarter percent (1.25%); (b) the Libor Rate Margin shall be two and one-half percent (2.50%); and (c) the Commitment Fee Rate shall be one-half percent (0.50%). Upon delivery of the certificate required pursuant to Section 10.1(d) after the end of each Fiscal Quarter commencing with such certificate delivered for the Fiscal Quarter ending November 30, 1999, the Commitment Fee Rate, the Base Rate Margin, and the Libor Rate Margin shall automatically be adjusted to the fee or rate, as applicable, corresponding to the Leverage Ratio of Parent set forth in the following table, such automatic adjustment to take effect as of the date that is three (3) Business Days after the date on which Agent receives such certificate (the "Margin Adjustment Date").

================================================================================
                                       BASE RATE     LIBOR RATE     COMMITMENT
           LEVERAGE RATIO               MARGIN         MARGIN        FEE RATE
================================================================================
Greater or equal to than 2.00 to         1.25%          2.50%         0.50%
1.00
Greater than or equal to 1.50 to         1.00%          2.25%         0.50%
1.00 but less than 2.00 to 1.00
Greater than or equal to 0.75 to         0.75%          2.00%         0.50%
1.00 but less than 1.50 to 1.00
Less than 0.75 to 1.00                   0.50%          1.75%         0.50%
================================================================================

If Borrower fails to deliver such certificate with respect to any Fiscal Quarter which sets forth the Leverage Ratio within the period of time required by
Section 10.1(d): (y) the Base Rate Margin shall automatically be adjusted to one and one-quarter (1.25%) per annum, and (z) the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and one-half percent (2.50%) per annum. The automatic adjustments provided for in the preceding sentence shall remain in effect until subsequently adjusted prospectively in accordance herewith upon delivery of the required certificate.

     Section 4.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (a) in the case of Loans outstanding as Base Rate Accounts, on each Quarterly Payment Date and on the Maturity Date of such Loan; and (b) in the case of Loans outstanding as Libor Accounts and with respect to each such Account, on (i) the last day of the Interest Period with



CREDIT AGREEMENT - Page 30
respect thereto, (ii) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (iii) on the Maturity Date of such Loan.

     Section 4.4 Default Interest. Notwithstanding anything to the contrary contained in this Agreement, during the existence of an Event of Default, Borrower will pay to Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by Borrower under any Loan Document to or for the account of Agent or such Lender.

     Section 4.5 Conversions and Continuations of Accounts. Subject to Section 5.2, Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Libor Account under the same Loan or to continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) Borrower shall give Agent notice of each such Conversion or Continuation as provided in Section 5.3; (b) subject to Section 6.3, a Libor Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made without the consent of Agent and the Required Lenders at any time during the existence of a Default.

     Section 4.6 Commitment Fee. Borrower agrees to pay to Agent for the account of each Lender a commitment fee (determined according to the provisions of Section 4.2) on the daily average unused amount of such Lender's Total Commitment for the period from and including the Closing Date to and including the Maturity Date, at a per annum rate equal to the Commitment Fee Rate, provided that for purposes of calculating such fee the amount of outstanding Letters of Credit shall constitute use of the Total Commitment. Accrued Commitment Fees under this Section shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date.

     Section 4.7 Computations. Interest and fees payable by Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding anything to the contrary contained in this Section, interest payable by Borrower hereunder and under the other Loan Documents with respect to the Base Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable. Each determination of an interest rate by Agent shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. Agent will, at the request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the quotations used by Agent in determining any interest rate and the resulting interest rate.

     Section 4.8 Agent Fee. Each of Parent and Borrower agrees to pay to Agent on the Closing Date and on each anniversary thereof the administrative fee described in the Agent's Letter.



CREDIT AGREEMENT - Page 31

                                    ARTICLE 5

                             Administrative Matters

     Section 5.1 Borrowing Procedure. Borrower shall give Agent, and Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 5.3. Not later than 1:00 p.m. (Dallas, Texas time) on the date specified for each borrowing under the applicable Commitment, each Lender obligated with respect to such Commitment will make available the amount of the Loan to be made by it on such date to Agent, at the Principal Office, in immediately available funds, for the account of Borrower. The amounts received by Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to Borrower at Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit, or interbank transfer to (a) a bank account of Borrower designated by Borrower in writing or (b) a Person or Persons designated by Borrower in writing.

     Section 5.2 Minimum Amounts. Each borrowing under the Revolving Commitment shall be in an amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. Except for Conversions and prepayments pursuant to Section 5.4(a) and Article 6, each Conversion and prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding the foregoing, each borrowing or Continuation under the Commitments as a Libor Account and each Conversion of amounts outstanding as a Base Rate Account to a Libor Account shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     Section 5.3   Certain Notices.

          (a) Notices by Borrower to Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations, and prepayments of Loans, and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Agent not later than 12:00 noon (Dallas, Texas time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, or prepayment as specified below:



CREDIT AGREEMENT - Page 32

================================================================================
                         Notice                                  Number of
                                                               Business Days
                                                                    Prior
================================================================================
Borrowing of Loans as Base Rate Accounts                              1
Borrowing of Loans as Libor Accounts                                  3
Conversions or Continuations of Loans and termination or              3
reduction of Commitments
Prepayment of Loans which are Base Rate Accounts                      1
Prepayment of Loans which are Libor Accounts                          3
================================================================================

     Notwithstanding the foregoing, Borrower may give an effective notice of borrowing of Revolving Loans as a Base Rate Account in accordance with
     Section 2.6(e) not later than 10:00 a.m. (Dallas, Texas time) on the Business Day of the proposed borrowing if the proceeds of such borrowing will be used to satisfy Reimbursement Obligations. Any notices of the type described in this Section which are received by Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall be in the form of Exhibit G, appropriately completed by an authorized representative of Borrower, and shall specify (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2) to be borrowed, Converted, Continued, or prepaid;
     (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day).

          (b) Any notices by Borrower of the type described in this Section may be made orally or in writing and, if made orally, must be confirmed immediately in writing (which may be by telecopy, provided that such telecopy is promptly followed by delivery of an original signed notice) on the same Business Day on which such oral notice is given; provided that any such oral notice shall be deemed to be controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received after the applicable time set forth above on a Business Day, on the next Business Day. In the event Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. Borrower may not borrow any



CREDIT AGREEMENT - Page 33

     Loans as a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

     Section 5.4   Prepayments.

          (a)  Mandatory.

               (i) Revolving Loans. If at any time the Outstanding Revolving Credit exceeds the aggregate Revolving Commitments, Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans by the amount of such excess.

               (ii) Prepayments from Asset Dispositions. Immediately upon receipt by Parent or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, Borrower shall make a prepayment in respect of the Obligations equal to the amount of such Net Proceeds as provided by Section 5.4(a)(vi) or if the Term Loans have been fully repaid, such prepayment shall be applied to the Revolving Loans and the Revolving Commitments shall be permanently reduced by a corresponding amount; provided, however, that if such Asset Disposition occurs in the ordinary course of business of such Person and if no Default is in existence, Borrower shall not be required to make such prepayment to the extent that the Net Proceeds from any such Asset Disposition are less than $1,000,000 and the Net Proceeds from all such Asset Dispositions during the term of this Agreement do not exceed $5,000,000 in the aggregate; provided, further, however, that if Parent's Leverage Ratio, as reported pursuant to the most recent Compliance Certificate delivered to Agent and the Lenders pursuant to
          Section 10.1(c), is less than or equal to 1.0 to 1.0, no such prepayment will be required if and to the extent that the Net Proceeds of any such Asset Disposition, other than a disposition of any line of business or operations of any Loan Party, are fully re-invested in productive assets (including, but not limited to, software licenses) used in the ordinary course of such Person's business within one hundred twenty (120) days of the receipt of such Net Proceeds.

               (iii) Prepayments from Debt Offerings. In the event that Parent or any Subsidiary of Parent issues any debt Securities (including, without limitation, any subordinated debt Securities) (other than Debt permitted by Section 11.1) no later than the third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall make a prepayment in respect of the Obligations equal to the amount of the Net Proceeds in prepayment of the Loans as provided in Section 5.4(a)(vi).

               (iv) Prepayments from Equity Offerings. At any time Parent's Leverage Ratio as reported pursuant to the most recent Compliance Certificate delivered to Agent and the Lenders pursuant to Section 10.1(c) is greater than 1.00 to 1.00, in the event that Parent or any Subsidiary of Parent issues Capital Stock in any public



CREDIT AGREEMENT - Page 34
          offering or private placement or receives an additional capital contribution in respect of existing Capital Stock or other Securities (including, without limitation, debt Securities), other than such issuance or placement made exclusively in payment of, or funding for, a Permitted Acquisition, part of any employee or executive stock option plan, stock purchase plan, or restricted stock plan (or capital contribution in respect thereof) or issued in exchange for outstanding debt or equity securities, no later than the third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall make a prepayment in respect of the Obligations equal to the Net Proceeds of such issuance, in prepayment of the Loans as provided in Section 5.4(a)(vi).

               (v) Prepayments from Excess Cash Flow. Commencing with Parent's Fiscal Year ending February 28, 2000, and continuing each Fiscal Year ending thereafter, if Parent's Leverage Ratio calculated as of such Fiscal Year end for the preceding four Fiscal Quarters is greater than 1.00 to 1.00, Borrower shall, within one hundred twenty
          (120) days of such Fiscal Year end, make a prepayment of the Loans and other Obligations then outstanding in an amount equal to the lesser of
          (A) seventy-five percent (75.0%) of the remainder of Parent's Excess Cash Flow minus all prepayments made pursuant to this clause (v) prior to the date of such calculation or (B) an amount necessary to reduce Parent's Leverage Ratio as calculated above, but after giving effect to such prepayment, to 1.00 to 1.00, such prepayment to be applied as provided in Section 5.4(a)(vi).

               (vi) Application of Proceeds of Prepayments. All prepayments of Term Loans pursuant to this Section 5.4(a) shall be accompanied by an appropriate notice of prepayment in accordance with Section 5.3 and shall be applied to the Term Loans in the inverse order of maturity of the remaining installments of principal of the Term Loans until the Term Loans are paid in full. Upon payment of the Term Loans in full, no further prepayment will be required pursuant to the terms of this
          Section 5.4(a), other than as provided in Section 5.4(a)(i) and
          Section 5.4(a)(ii).

          (b) Optional. Subject to Section 5.2 and the provisions of this clause (b), Borrower may, at any time and from time to time without premium or penalty upon prior notice to Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Any optional prepayment of the Term Loans shall be accompanied with accrued interest on the amount prepaid to the date of prepayment. Any partial prepayments of the Term Loans shall be applied to installments due under the Term Loans, pro rata with respect to each remaining installment of principal. Loans outstanding as a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless Borrower pays to Agent, for the account of the applicable Lenders, any amounts due under Section 6.5 as a result of such prepayment or repayment.

     Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by Borrower or any other Loan Party under the Loan Documents shall be made to Agent at the Principal Office for the account of each



CREDIT AGREEMENT - Page 35

Lender's Applicable Lending Office in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 1:00 p.m. (Dallas, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default is in existence, Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 and provided that when applying any such amounts to any Loans, Loans outstanding as Base Rate Accounts shall be prepaid in full prior to any application to Loans subject to Libor Accounts). Each payment received by Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 3:00 p.m. (Dallas, Texas time) on the date the payment is deemed made to Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Lenders holding Commitments for such Loan, each payment of commitment fees under Section 4.6 and letter of credit fees under Section 2.6(c) shall be made for the account of the Lenders holding Revolving Commitments and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders holding the applicable Commitments, pro rata according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Lenders holding Accounts of such Type according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by Borrower shall be made to Agent for the account of the Lenders holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by such Lenders; provided that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Accounts applicable to the same Loan as a result of the application of Section 6.4, shall be made to the Lenders in accordance with the amount of interest owed to each; and (d) the Lenders holding Revolving Commitments shall purchase from the Issuing Bank participations in the Letters of Credit to the extent of their respective Commitment Percentages (calculated only with respect to the Revolving Commitments). All payments of the Term Loans shall be applied pro rata with respect to each installment of principal. If at any time payment, in whole or in part, of any amount distributed by Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to Agent.

     Section 5.7 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through Agent)



CREDIT AGREEMENT - Page 36
through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of Borrower.

     Section 5.8   Non-Receipt of Funds by Agent.

          (a) Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent hereunder or Borrower is to make a payment to Agent, for the account of one or more of Agent or the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, (i) the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period, and (ii) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

          (b) The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

     Section 5.9 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender holding a Revolving Commitment to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of validity of



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any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defense, or other right which such Lender, any Loan Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect on any Loan Party; (e) the failure of any condition to a Loan under Article 8 to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the aggregate Revolving Commitments; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to Agent at a rate per annum equal to the Federal Funds Rate for such period and Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due Agent under this sentence.


                                    ARTICLE 6

                            Change in Circumstances

     Section 6.1   Increased Cost and Reduced Return.

          (a) Increased Cost. If, after the Closing Date, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Accounts, its Notes, or its obligation to make Libor Accounts, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Libor Accounts (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office, or is doing business);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;



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
     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Accounts or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Libor Accounts, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 6.1(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or maintain Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Claims Under this Section 6.1. Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section
     6.1 shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 6.2 Limitation on Libor Accounts. If on or prior to the first day of any Interest Period for any Libor Account:

          (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Accounts for such Interest Period;



CREDIT AGREEMENT - Page 39
then Agent shall give Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Accounts, Continue Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement.

     Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Libor Accounts hereunder, then such Lender shall promptly notify Borrower and Agent thereof and such Lender's obligation to make or Continue Libor Accounts and to Convert Base Rate Accounts into Libor Accounts shall be suspended until such time as such Lender may again make, maintain, and fund Libor Accounts (in which case the provisions of Section 6.4 shall be applicable).

     Section 6.4 Treatment of Affected Accounts. If the obligation of any Lender to make a particular Libor Account or to Continue, or to Convert Base Rate Accounts into, Libor Accounts shall be suspended pursuant to Section 6.1 or
Section 6.3 (Accounts of such Type being herein called "Affected Accounts"), such Lender's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) for the Affected Accounts (or, in the case of a Conversion required by Section 6.3, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 6.1 or Section 6.3 that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Accounts have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Accounts shall be applied instead to its Base Rate Accounts; and

          (b) all Accounts that would otherwise be made or Continued by such Lender as Libor Accounts shall be made or Continued instead as Base Rate Accounts, and all Accounts of such Lender that would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 6.1 or Section 6.3 that gave rise to the Conversion of such Lender's Affected Accounts no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts made by other Lenders are outstanding, such Lender's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts, to the extent necessary so that, after giving effect thereto, all Accounts held by the Lenders holding Libor Accounts and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 6.5 Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to



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


compensate it for any loss, cost, or expense (including, without limitation, loss of anticipated profits and any such amounts incurred in connection with syndication of the Loans) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion by Borrower of a Libor Account for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 13.2) on a date other than the last day of the Interest Period for such Libor Account; or

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 8 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Account on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.5, if at any time the mandatory prepayment of Term Loans pursuant to Section 5.4(a) would result in Borrower incurring breakage costs under this Section 6.5 as a result of Libor Accounts being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Libor Accounts"), then Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Libor Accounts with Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected Libor Accounts not immediately prepaid) to be held as security for the obligations of Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the Affected Libor Accounts (or such earlier date or dates as shall be requested by Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Libor Accounts not initially repaid pursuant to this sentence.

     Section 6.6   Taxes.

          (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by any Loan Party to or for the account of any Lender, Agent, Arranger, or the Issuing Bank hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, Agent, Arranger, or the Issuing Bank (as applicable), taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office), Agent, Arranger, or the Issuing Bank (as the case may be) is organized, located, or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, Agent, Arranger, or the Issuing Bank (as applicable), (i) the



CREDIT AGREEMENT - Page 41

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     sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 6.6) such Lender, Agent, Arranger, or the Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such deductions, (iii) the applicable Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the applicable Loan Party shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Stamp Taxes, Etc. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

          (c) Tax Indemnification. BORROWER AGREES TO INDEMNIFY EACH LENDER, THE AGENT-RELATED PERSONS, AND THE ISSUING BANK FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS
     SECTION 6.6) PAID BY SUCH LENDER, ANY AGENT-RELATED PERSON, OR THE ISSUING BANK (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, OTHER THAN PENALTIES, ADDITIONS TO TAX, INTEREST, AND EXPENSES ARISING AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH LENDER OR AGENT-RELATED PERSON.

          (d) Mitigation. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Article 6, then such Lender agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender. To the extent Borrower pays sums pursuant to this Section 6.6 and the applicable Lender, Agent, Arranger, or the Issuing Bank receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refund is received, the party receiving such refund shall pay over such refunded sums to Borrower, provided that no Default is in existence at such time.

     Section 6.7 Withholding Tax Exemption. Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so),



CREDIT AGREEMENT - Page 42

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shall provide Borrower and Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including, without limitation, any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate (including, without limitation, any certificate required by Sections 871(h) and 881(c) of the Code) representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from United States Federal withholding tax on payments of interest by Borrower under this Agreement and the other Loan Documents. For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to this Section and thereby to establish complete exemption from U.S. withholding tax (unless such failure to establish complete exemption from U.S. withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), (A) the applicable Loan Party shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document,
(B) the applicable Loan Party shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law,
(C) the applicable Loan Party shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under Section 6.6 or Section 15.7 with respect to Taxes imposed by the U.S.; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     Section 6.8 Replacement of Lenders. If at any time a Lender becomes a Gross Up Lender (as identified below), Borrower shall have the right to replace such Lender with another Person; provided that (a) such new Person shall be an Eligible Assignee and such new Person shall execute an Assignment and Acceptance, (b) neither Agent nor any Lender shall have any obligation to Borrower to find such other Person, (c) in the event of a replacement of a Gross Up Lender, in order for Borrower to be entitled to replace such Lender, such replacement must take place no later than ninety (90) days after the date the Gross Up Lender shall notify Borrower and Agent of its desire to be paid any sums pursuant to this Article 6, and (d) if Borrower replaces one Gross Up Lender, it must replace all Gross Up Lenders or replace all Gross Up Lenders on a pro rata basis. Each Lender agrees to its replacement at the option of Borrower pursuant to this Section 6.8 and in accordance with Section 16.8; provided that the successor Lender shall purchase without recourse such Lender's



CREDIT AGREEMENT - Page 43
interest in the Obligations of Borrower to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender hereunder or under any other Loan Document, and Borrower shall pay to the Gross Up Lender any breakage costs incurred by the selling Lender because of the prepayment of any Libor Accounts, all other fees (if any) applicable thereto, and all other amounts (including, without limitation, any amounts under this Article 6) then owing to such Lender hereunder or under any other Loan Document and the Loan Parties shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents. Any Lender who requests a payment pursuant to this Article 6 shall be deemed a "Gross Up Lender".


                                    ARTICLE 7

                                    Security

     Section 7.1 Collateral. To secure the full and complete payment and performance of the Obligations, Parent and Borrower shall, and shall cause each of the Guarantors to, grant to Agent, for the benefit of Agent and the Lenders, a perfected, first priority Lien (subject only to any Lien permitted under Section 11.2 to the extent, if any, any such Lien would have a higher priority by operation of law than the Liens in favor of Agent) on all of its right, title, and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents:

          (a) all Capital Stock of each Domestic Subsidiary (whether present or future, but (i) excluding the Capital Stock of InterVoice Communications International, Inc., Phone Star Corp., and VoicePlex Corporation, each of which are Wholly-Owned Domestic Subsidiaries and which Parent agrees to dissolve in accordance with applicable law within sixty (60) days of the Closing Date and (ii) to the extent required by the agreement of limited partnership of InterVoice Limited Partnership, excluding 25% of the partnership interest of such limited partnership), including, without limitation, the Shares owned by Parent or Borrower at any time, owned as of the Closing Date or thereafter acquired by Parent or any Subsidiary of Parent;

          (b) the lesser of (i) 65% of the shares of each class of Capital Stock of each Foreign Subsidiary (whether present or future) that is a direct, wholly-owned Subsidiary of Parent or of a Domestic Subsidiary, or
     (ii) all of the shares of each class of Capital Stock of each such Foreign Subsidiary, in each case owned as of the Closing Date or thereafter acquired by Parent or such Domestic Subsidiary; and

          (c) all other Property of each Loan Party, owned as of the Closing Date or thereafter acquired, including, without limitation, all accounts (including, without limitation, Receivables), inventory (including, without limitation, Inventory), equipment (provided that prior to a request by Agent during the existence of an Event of Default, no Loan Party shall be required to deliver any certificate of title on equipment or vehicles with a market value of less than $50,000), furniture, fixtures, contract rights, general intangibles, documents, instruments, investment property, chattel paper, Permits, Intellectual Property (provided that



CREDIT AGREEMENT - Page 44
     prior to a request by Agent during the existence of an Event of Default, no Loan Party shall be required to register any Intellectual Property with any Governmental Authority other than such registrations which are reasonably necessary to protect the Intellectual Property of any Loan Party), intercompany Debt, licenses, and real Property, and proceeds of any of the foregoing; provided that with respect to licenses, contract rights, and Permits which according to their terms are not assignable such Liens shall not be required to attach to such Property.

Each of Parent and Borrower covenants that none of the Capital Stock to be pledged in accordance with this Section 7.1 shall be subject to any transfer restrictions, shareholders' agreement, or other restriction except for such restrictions under applicable securities laws and such restrictions, if any, as may be acceptable to Agent. In connection with and in addition to the foregoing, Parent and its Subsidiaries shall execute and/or deliver such Security Documents and further agreements, documents, and instruments (including, without limitation, stock certificates, stock powers, and financing statements) as Agent may request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 7.1. Notwithstanding the foregoing, neither Brite nor any Subsidiary of Brite shall be required to execute any Security Document or deliver any Collateral as required by this Section until consummation of the Brite Merger.

     Section 7.2 Guaranties. Each Domestic Subsidiary (other than Borrower and the Immaterial Subsidiaries) shall guarantee payment and performance of the Obligations pursuant to a Guaranty. Notwithstanding the foregoing, neither Brite nor any Subsidiary of Brite shall be required to execute a Guaranty as required by this Section until consummation of the Brite Merger.

     Section 7.3 New Subsidiaries, New Issuances of Capital Stock. Contemporaneously with the creation or acquisition of any Subsidiary of Parent, Parent shall, and shall cause each of its Subsidiaries (as applicable) to:

          (a) grant or cause to be granted to Agent, for the benefit of Agent and the Lenders, a perfected, first priority security interest in all of the Capital Stock of a Domestic Subsidiary or 65% of the Capital Stock of any Foreign Subsidiary directly owned by Parent or any Domestic Subsidiary (to the extent such Capital Stock is not already so pledged to Agent);

          (b) cause each such Subsidiary (excluding any Immaterial Subsidiary and any Foreign Subsidiary, except as provided in Section 7.6) to Guarantee the payment and performance of the Obligations by executing and delivering to Agent an appropriate Guaranty; and

          (c) cause each such Subsidiary (excluding any Immaterial Subsidiary and any Foreign Subsidiary, except as provided in Section 7.6) to execute and deliver to Agent an appropriate Security Agreement and such other Security Documents as Agent may request to grant Agent, for the benefit of Agent and the Lenders, a perfected, first priority Lien (except for Permitted Liens, if any) on all Property of such Subsidiary which is required to be pledged as Collateral under the terms of this Agreement.



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Contemporaneously with the issuance of any additional Capital Stock of any
Subsidiary of Parent, Parent shall, and shall cause each other Loan Party and other appropriate Persons (as applicable) to, grant or cause to be granted to Agent, for the benefit of Agent and the Lenders, a perfected, first priority security interest in such Capital Stock of such Subsidiary (to the extent any of such Capital Stock is already not so pledged to Agent, limited as follows: (x) in the case of any Foreign Subsidiaries directly owned by Parent or a Domestic Subsidiary to an aggregate amount of sixty-five percent (65%) of the Capital Stock of each such Foreign Subsidiary or, if an Event of Default exists, as provided in Section 7.6, (y) in the case of Foreign Subsidiaries, other than Foreign Subsidiaries directly owned by Parent or a Domestic Subsidiary, if an Event of Default exists, as provided in Section 7.6). Each of Parent and Borrower covenants that none of the Capital Stock to be pledged in accordance with this Section 7.3 shall be subject to any transfer restriction, shareholders' agreement, or other restriction except for such restrictions under applicable securities laws and such restrictions, if any, as may be acceptable to Agent. Notwithstanding anything to the contrary contained in this Section 7.3 (but subject to Section 7.6), (i) neither Parent nor any Subsidiary of Parent shall be obligated to pledge more than 65% of each class of the issued and outstanding Capital Stock of any Foreign Subsidiary that is a direct, wholly-owned Subsidiary of Parent or a Domestic Subsidiary or to pledge any Capital Stock of any Subsidiary of any such Foreign Subsidiaries, (ii) no Foreign Subsidiary shall be obligated to execute a Guaranty guaranteeing payment or performance of the Obligations, and (iii) no Foreign Subsidiary shall be obligated to execute a Security Agreement or any other Security Document securing payment or performance of the Obligations. In connection with and in addition to the foregoing, Parent and its Domestic Subsidiaries shall execute and/or deliver such further agreements, documents, and instruments (including, without limitation, stock certificates, stock powers, and financing statements) as Agent may request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 7.3.

     Section 7.4 New Mortgaged Properties. Each of Parent and Borrower shall, and shall cause each of Parent's other Subsidiaries other than Foreign Subsidiaries, contemporaneously with the acquisition of any fee real Property to, execute, acknowledge, and deliver to Agent, for the benefit of Agent and the Lenders, a Mortgage or an amendment or modification to a then existing Mortgage covering all fee real Property acquired by such Loan Party subsequent to the Closing Date, together with evidence satisfactory to Agent and its counsel, including, without limitation, if requested by Agent, a commitment for a mortgagee's policy of title insurance or a title opinion in favor of Agent, in form and substance satisfactory to Agent, that the Mortgage creates a valid, first priority Lien on the fee estate in favor of Agent, for the benefit of Agent and the Lenders (except for Permitted Liens, if any), together with appraisals and surveys if requested by Agent. Following the date of each such acquisition of Property, if requested by Agent, Parent shall, and shall cause each of its other Subsidiaries (other than Foreign Subsidiaries) with an interest in such Properties to, (a) deliver or cause to be delivered to Agent, a mortgagee's policy of title insurance insuring the Liens of the Mortgage covering such fee real Property in an amount satisfactory to Agent on standard form policies (except for Permitted Liens, if any) and (b) provide Agent with a current environmental assessment of such Property in form and substance satisfactory to Agent.

     Section 7.5 Release of Collateral. Upon any sale, transfer, or other disposition of Collateral that is expressly permitted under Section 11.8 and upon five (5) Business Days prior written request by Borrower, Agent shall execute at Borrower's expense such documents as may be



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necessary to evidence the release by Agent of its Liens on such Collateral being sold, transferred, or otherwise disposed of; provided, however, that (a) Agent shall not be required to release any Lien on any Collateral if a Default is in existence, (b) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation not reimbursed by Borrower or entail any consequences other than the release of such Lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect, or impair any of the Obligations or any of Agent's Liens on any Collateral retained by any Loan Party, including, without limitation, its Liens on the proceeds of any such sale, transfer, or other disposition.

     Section 7.6 Collateral and Guaranties of Foreign Subsidiaries and Immaterial Subsidiaries. Parent agrees that, notwithstanding anything to the contrary contained in this Article 7 or elsewhere in this Agreement or in any other Loan Document, promptly upon (and, in any event, within ten (10) Business Days after) any written request therefor made by Agent or the Required Lenders after and during the continuation of an Event of Default pursuant to Sections 13.1(a), (e), (f), and (i), and Section 13.1(c) with respect to failure to comply with Article 12 Parent will, and will cause each of its Subsidiaries to, execute and/or deliver, or cause to be executed and/or delivered, each of the following as may be so requested and all of which shall be in form and substance satisfactory to Agent:

          (a) a Security Agreement which grants to Agent, for the benefit of Agent and the Lenders, a perfected, first priority Lien (except for Permitted Liens, if any) on all of such Person's right, title, and interest in and to the following Property, whether now owned or hereafter acquired:

               (i) all Capital Stock of each Foreign Subsidiary (whether present or future and whether direct or indirect); and

               (ii) all other Property of each Foreign Subsidiary or Immaterial Subsidiary then owned or thereafter acquired, including, without limitation, all accounts (including, without limitation, Receivables), inventory (including, without limitation, Inventory), equipment, furniture, fixtures, contract rights, general intangibles, instruments, investment property, chattel paper, Permits, Intellectual Property, intercompany Debt, and real Property, and any proceeds of the foregoing;

          (b) a Guaranty executed by each Foreign Subsidiary or Immaterial Subsidiary (whether present or future and whether direct or indirect) which Guarantees payment and performance of the Obligations; and

          (c) such further agreements, documents, and instruments (including, without limitation, stock certificates, stock powers, financing statements, and other Security Documents) as Agent may request in connection with any of the foregoing.

Parent covenants that none of the Capital Stock to be pledged in accordance with this Section 7.6 shall be subject to any transfer restrictions, shareholders' agreement, or other restriction except for



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such restrictions under applicable securities laws and such restrictions, if any, as may be acceptable to Agent.


                                   ARTICLE 8

                              Conditions Precedent

     Section 8.1 Initial Loans and Letter of Credit. The obligation of each Lender to make its initial Loans are subject to the following conditions precedent:

          (a) Deliveries. Agent shall have received on or before the Closing Date and on or before the day of any such Loan all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to Agent and the Lenders:

               (i) Resolutions; Authority. Resolutions of the board of directors (or similar governing body) of each Loan Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

               (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Loan Party certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

               (iii) Organizational Documents. The certificate of incorporation, certificate of formation, certificate of limited partnership, or other similar document of each Loan Party certified by the Secretary of State of the state of its incorporation, formation, or organization and dated a current date;

               (iv) Bylaws. The bylaws, operating agreement, partnership agreement, or similar agreement of each Loan Party certified by its Secretary or an Assistant Secretary;

               (v) Governmental Certificates. Certificates of the appropriate Governmental Authorities of the state of incorporation of each Loan Party as to its existence and, to the extent applicable good standing, and certificates of the appropriate Governmental Authorities of each state in which each Loan Party conducts business, other than the state of incorporation of such Loan Party, as to such Loan Party's qualification to do business and good standing in such state, all dated a current date;



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               (vi)   Credit Agreement. This Agreement, together with all
          Schedules, Exhibits, and other attachments (if any), duly executed by Parent, Borrower, Agent, and the Lenders;

               (vii) Notes. The Notes executed by Borrower dated the date hereof;

               (viii) Security Documents. The Guaranties, Security Agreements, Mortgages, and other Security Documents executed by each of the Loan Parties, as applicable;

               (ix) Form U-1. A Federal Reserve Form U-1 properly completed and executed by Borrower and each Lender, respectively;

               (x)    Lien Search Reports.

                      (A) UCC, tax, and judgment Lien search reports listing all documentation on file against each Loan Party in each jurisdiction in which such Loan Party maintains any Collateral;

                      (B) Federal tax lien search reports with respect to each
               Loan Party;

               (xi) Termination or Assignment of Liens. Duly executed UCC-3 termination statements, mortgage releases, and such other documentation as shall be necessary to terminate, release, or assign to Agent all Liens other than those permitted by Section 11.2;

               (xii) Stock Certificates. The stock certificates representing all of the issued and outstanding Capital Stock referred to in Section
          7.1 as of the Closing Date, in each case accompanied by appropriate instruments of transfer or stock powers executed in blank (as appropriate), or registration of Agent's Lien, in form and substance satisfactory to Agent (in the case of book entry securities);

               (xiii) Financing Statements. UCC financing statements and all other requisite filing documents executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

               (xiv) Consents. Copies of all material consents or waivers necessary for the execution, delivery, and performance by each of the Loan Parties of the Loan Documents to which it is a party, as Agent may require, which consents shall be certified by an authorized representative of the applicable Loan Party as true and correct copies of such consents as of the Closing Date;

               (xv) Insurance Policies. Certificates of insurance summarizing the insurance policies of each Loan Party as required by this Agreement and reflecting Agent as loss payee or additional insured, as applicable, under such policies;



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


               (xvi) Opinions of Counsel. Satisfactory opinions of legal counsel to the Loan Parties from such jurisdictions, and as to such matters, as Agent may request;

               (xvii) Fees. Payment of the fees set forth in the Agent's Letter;

               (xviii) Letter of Direction. A letter of direction from Borrower addressed to Agent with respect to the disbursement of the proceeds of the initial Loans;

               (xix) Schedules. The Schedules to be attached hereto in form and substance satisfactory to Agent and the Lenders in their sole discretion;

               (xx) Related Transaction Documents. Copies of the Brite Acquisition Documents, the Brite Tender Offer Documents, and any approvals, consents, and other documentation required to be delivered under the terms thereof (to the extent required to be delivered thereunder as of the time of the Brite Acquisition); and all certificates and opinions delivered in connection with such documents shall be addressed to Agent, Arranger, and the Lenders or accompanied by a written authorization from the Person delivering such certificate or opinion stating that Agent, Arranger, and the Lenders may rely on such certificate or opinion as though it were addressed to Agent, Arranger, and the Lenders, respectively;

               (xxi) Confirmation of Purchase Price. The Brite Acquisition Documents shall provide for an aggregate consideration consisting of cash and a variable amount of Parent's common stock, with the cash portion of the purchase price not to exceed $123,000,000.

          (b) Attorneys' Fees and Expenses. The costs and expenses (including, without limitation, attorneys' fees) referred to in Section 16.1 for which statements have been presented shall have been paid in full (or shall be paid with the proceeds of the Loans made on the Closing Date);

          (c) Compliance with Laws. As of the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents and the Related Transactions shall be exempt from Sections 17-12,101 through 17-12,104 of the Kansas Statutes Annotated and any other similar control share statute;

          (d) No Prohibitions. No requirement of any Governmental Authority shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document or any Related Transactions, and no order, judgment, ruling, injunction, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the Brite Merger or



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

     the other transactions contemplated by this Agreement, the other Loan Documents, or any Related Transactions or otherwise have a Material Adverse Effect;

          (e) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Parent and its Subsidiaries (taken as a whole but excluding Brite and its Subsidiaries) since February 28, 1999, or of Brite and its Subsidiaries (taken as a whole) since December 31, 1998;

          (f) No Material Litigation. Except as set forth in Schedule 9.5, as of the Closing Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect Parent or any of its Subsidiaries (excluding Brite and its Subsidiaries) or Brite or any of its Subsidiaries or any transaction contemplated by the Transaction Documents that could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to have an adverse effect on the ability of any Loan Party to perform its Obligations under the Transaction Documents;

          (g) Compliance With Financial and Other Obligations. As of the Closing Date, each Loan Party shall be in compliance with all of its respective existing financial obligations, and no default or event of default shall be in existence under any Capital Stock or Debt of Parent or any Subsidiary of Parent, either before or after giving effect to the Related Transactions, or would result therefrom;

          (h) Capital Structure. The corporate capital and ownership structure (including, without limitation, articles of incorporation and by-laws), shareholders agreements, and management of Parent and its Subsidiaries (after giving effect to the Brite Acquisition) shall be satisfactory to the Agent;

          (i) No Material Market Changes. The absence of any material disruption of or material adverse change in conditions in the financial, banking, or capital markets which Agent and Arranger, in their sole discretion, deem material in connection with the syndication of the Commitments and Loans provided to Borrower pursuant to the terms of this Agreement;

          (j) Closing Date Availability; Other Debt. After giving effect to the Related Transactions (other than the Brite Merger) and all Outstanding Revolving Credit incurred on the Closing Date, the Revolving Commitment shall exceed the Outstanding Revolving Credit by not less than $15,000,000, plus the positive remainder of (i) the unfunded cash portion (if any) of the purchase price for the Shares not tendered pursuant to the Brite Tender Offer minus (ii) any undrawn portion of the Term Commitment, and Parent and its Subsidiaries shall have no other Debt except for Permitted Debt;

          (k) Consummation of Brite Tender Offer. The Brite Tender Offer and the Brite Acquisition shall have been, or shall be, consummated on or before the Closing Date pursuant to the Brite Acquisition Documents which shall have been consummated in



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     accordance with the terms thereof and in accordance with applicable law and regulatory approvals, and none of the Brite Acquisition Documents shall have been altered, amended, or otherwise changed or supplemented in any material respect or any material condition therein waived without the prior written consent of Agent (which consent may be given without the prior approval of the Lenders);

          (l) Minimum Shares. After giving effect to the Related Transactions (other than the Brite Merger) and as of the Closing Date, Borrower shall have acquired, concurrently with the making of the initial Loans hereunder, not fewer than the Minimum Shares, and there shall not have been any material change in the number of Shares outstanding as of April 26, 1999;

          (m) Payment and Termination of Existing Credit Facilities. The existing credit facilities of Parent and Brite presently maintained with NationsBank, N.A. shall, to the satisfaction of Agent, be (i) terminated,
     (ii) all loans and obligations thereunder shall be paid or satisfied in full, and (iii) all Liens in favor of any creditor in connection therewith shall be assigned to Agent or terminated or released to Agent's satisfaction;

          (n) Hostile Takeover Rights of Brite Shareholders. Any "poison pill" rights of Brite shall have been redeemed by the board of directors of Brite, or Agent and the Lenders shall be satisfied that they have been invalidated or otherwise will not be triggered;

          (o) Governmental Approvals. The Federal Trade Commission or U.S. Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act shall have approved the Merger and the other transactions contemplated by the Brite Acquisition Documents or the waiting period thereunder shall have expired without adverse action and all other required consents or requirements of any Governmental Authority or required under applicable law shall have been obtained or complied with;

          (p) Related Transactions. Agent shall have been provided satisfactory evidence that all conditions to the consummation of the Related Transactions have been satisfied or waived in accordance with Section 16.11 and that such transactions will occur on the Closing Date and the Brite Merger Date, as applicable;

          (q) Financial Statements. Agent and the Lenders shall have received a copy of Parent's February 28, 1999 audited financial statements which are in compliance with the provisions of Section 10.1(a)(i); and

          (r) Additional Documentation. Agent and the Lenders shall have received such additional approvals, opinions, or other documentation as Agent or any Lender may reasonably request.

     Section 8.2 Loans on Brite Merger Date. The obligation of each Lender to make Loans on the Brite Merger Date is subject to fulfillment of the conditions set forth in Section 8.1 and Section 8.3. In addition to the foregoing, concurrently with the funding of the Loans on the Brite



CREDIT AGREEMENT - Page 52

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Merger Date, Parent and Borrower shall cause Brite (as successor to Borrower) to execute the Joinder Agreement and cause Brite and its Domestic Subsidiaries which are not Immaterial Subsidiaries to execute and deliver the Security Documents to which each is required to be a party, consummate the Brite Merger, and thereupon promptly delist the Shares so that the Shares no longer constitute "margin stock" as defined in Regulation U.

     Section 8.3 All Loans and Letters of Credit. The obligation of each Lender to make any Loan (including, without limitation, the initial Loans) and the obligation of the Issuing Bank to issue any Letter of Credit are subject to the following additional conditions precedent:

          (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

          (b) Representations and Warranties. All of the representations and warranties contained in Article 9 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

          (c) Compliance with Regulation U. If the Loan or Letter of Credit is requested at any time after the Closing Date but prior to delisting of the Shares, Borrower shall deliver a Federal Reserve Form U-1 properly completed and executed by Borrower and each Lender, respectively;

          (d) Related Transaction Documents. If the Loan or Letter of Credit is requested on or prior to the time of the Brite Merger, copies of the Brite Acquisition Documents, the Brite Tender Offer Documents, and any approvals, consents, and other documentation required to be delivered under the terms thereof as of the date of such requested Loan or Letter of Credit;

          (e) Governmental Restrictions. There shall be no governmental inquiries, injunctions, or restraining orders instituted or pending, or any statute or rule enacted, promulgated, entered, or enforced which would have a Material Adverse Effect upon Parent and its Subsidiaries (taken as a whole); and

          (f) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Parent and its Subsidiaries (taken as a whole) since February 28, 1999.

Each notice of borrowing by Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by Parent and Borrower that the conditions precedent set forth in Section 8.3(a) and Section 8.3(b) have been satisfied (both as of the date of



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such notice and, unless Parent and Borrower otherwise notify Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).


                                    ARTICLE 9

                         Representations and Warranties

     To induce Agent and the Lenders to enter into this Agreement, Parent and Borrower represent and warrant that the following statements are, and, after giving effect to the transactions contemplated hereby, including, without limitation, the Brite Acquisition, will be true, correct, and complete:

     Section 9.1   Existence, Power, and Authority.

          (a) Parent and each of its Subsidiaries is (i) a corporation, or in the case of InterVoice Limited Partnership is a limited partnership, duly organized, validly existing, and in good standing (as applicable) under the laws of the jurisdiction of its incorporation or formation, as applicable;
     (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect;

          (b) Parent and each other Loan Party has the power and authority to execute, deliver, and perform its respective obligations under the Loan Documents to which it is or may become a party.

     Section 9.2   Financial Condition.

          (a) Financial Statements. Parent has delivered to Agent and each Lender the audited financial statements of (i) Parent and its Subsidiaries as of and for the twelve (12) month periods ended February 28, 1997, February 28, 1998, February 28, 1999, and (ii) Brite and its Subsidiaries as of and for the twelve (12) month periods ended December 31, 1996, December 31, 1997, December 31, 1998. Such financial statements have been prepared in accordance with GAAP, and present fairly, the financial condition of Parent and its Subsidiaries and Brite and its Subsidiaries, respectively, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Parent nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements.

          (b) Projections. The Projections delivered by Parent to Agent and Arranger and included in the Offering Memorandum and the Projections to be delivered by Parent pursuant to Section 10.1(a) have been and will be prepared by Parent in light of the past operation of the business of Parent and its Subsidiaries. All such Projections represent, as of the date thereof, a good faith estimate by Parent and its senior management of the financial conditions



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     and performance of Parent and its Subsidiaries based on assumptions believed to be reasonable at the time made.

     Section 9.3 Corporate and Similar Action; No Breach. The execution, delivery, and performance by each Loan Party of the Transaction Documents to which it is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of such Loan Party, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of limited partnership, certificate of formation, bylaws, partnership agreement, or operating agreement of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which any of them or any of their property is bound or subject where such violation could reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person where such default could reasonably be expected to have a Material Adverse Effect.

     Section 9.4 Operation of Business. Each of Parent and its Subsidiaries possesses all material licenses, Permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted except where a failure to possess the same could not reasonably be expected to have a Material Adverse Effect, and neither Parent nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing where such violation could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 9.4 and except for the transactions contemplated by the Transaction Documents, since February 28, 1999, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course.

     Section 9.5 Litigation and Judgments. Except as set forth in Schedule 9.5 or as otherwise disclosed to Agent and the Lenders pursuant to Section 10.1(e), there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting Parent or any of its Subsidiaries or the Related Transactions which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 9.5, there are no outstanding judgments against Parent or any of its Subsidiaries.

     Section 9.6 Rights in Properties; Liens. Parent and each of its Subsidiaries has good title to or valid leasehold interests in its respective Properties, real and personal, including, as of the Closing Date, the Properties and leasehold interests reflected in the financial statements described in
Section 9.2, and none of such Properties or leasehold interests of Parent or any of its Subsidiaries is subject to any Lien, except as permitted by Section 11.2. Except as disclosed on Schedule 9.6(A), as of the Closing Date, neither Parent nor any of its Subsidiaries owns any right, title, or interest in any real Properties. Except as disclosed on Schedule 9.6(B), as of the Closing Date, neither Parent nor any of its Subsidiaries owns any right, title, or interest of a nature in Intellectual Property that is registered with any Governmental Authority. As of the Closing Date, Schedule 9.6(C) sets forth the locations of all of the offices and other places of business of Parent and its Subsidiaries and the locations of all of the Properties of Parent and its Subsidiaries, as well as the identities of the Persons



CREDIT AGREEMENT - Page 55

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who conduct business or own Properties at such locations and the identities of the predecessor entities who previously conducted business or owned Properties at such locations and whose Capital Stock or assets were acquired by Parent or any of its Subsidiaries. The Lien of Agent on the Collateral required by Article 7 constitutes a perfected first priority Lien subject only to Permitted Liens.

     Section 9.7 Enforceability. The Loan Documents to which Parent or any Subsidiary of Parent is a party, when delivered, shall constitute the legal, valid, and binding obligations of Parent or such Subsidiary, as applicable, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 9.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery, or performance by any Loan Party of the Loan Documents to which it is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings, and registrations which have been obtained, are required in connection with the recordation or perfection of Liens granted to Agent pursuant to the Security Documents.

     Section 9.9 Debt. Except as set forth in Schedule 9.9, neither Parent nor any of its Subsidiaries has any Debt, except as permitted by Section 11.1.

     Section 9.10 Taxes. Except as set forth in Schedule 9.10 or, after the Closing Date, matters which do not violate Section 10.4, Parent and each Subsidiary of Parent have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP or where such non-filing or non-payment could not reasonably be expected to result in liability in excess of $3,000,000 in the aggregate. Except as set forth in Schedule 9.10 or, after the Closing Date, matters which do not violate Section 10.4, there is no pending investigation of Parent or any Subsidiary of Parent by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of Parent or any Subsidiary of Parent.

     Section 9.11 Margin Securities. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock; provided that, in connection with the Brite Acquisition and/or the Brite Merger, proceeds of the Loans may be used to acquire the Shares. The loan value of the Collateral securing the Loans on the Closing Date, including the loan value of the Shares purchased on the Closing Date (valued at fifty percent (50.0%) of market value) equals or exceeds the loan value



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required by said Regulations T, U, or X and the Loans used to purchase such
Shares comply in all respects with such Regulations T, U, or X.

     Section 9.12 ERISA. With respect to each Plan, Parent and each Subsidiary of Parent is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan which constitutes an Event of Default under this Agreement. As of the Closing Date, no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. As of the Closing Date, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Parent nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Parent, each Subsidiary of Parent, and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in Schedule 9.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Parent, any of its Subsidiaries, nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

     Section 9.13 Disclosure. All factual information furnished by or on behalf of Parent or any Subsidiary of Parent to Agent, Arranger, or any Lender (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein to the best of Parent's and Borrower's knowledge is, and all other such factual information hereafter furnished by or on behalf of Parent or any Subsidiary of Parent to Agent, Arranger, or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 9.14 Subsidiaries; Capitalization. As of the Closing Date and after giving effect to the Brite Acquisition, Parent has no other Subsidiaries other than those listed in Schedule 9.14. As of the Closing Date, Schedule 9.14 sets forth the jurisdiction of incorporation or organization of Parent and its Subsidiaries, the percentage of Parent's or a Subsidiary's (as applicable) ownership of the outstanding Voting Stock of each Subsidiary of Parent. All of the outstanding Capital Stock of Parent and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as disclosed in Schedule 9.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of Parent or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of Parent or any of its Subsidiaries or the Capital Stock of Parent or any of its Subsidiaries. All shares of Capital Stock of Parent and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.



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     Section 9.15  Agreements. Except as set forth in Schedule 9.15, neither
Parent nor any of its Subsidiaries is a party to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is in default, or has knowledge of facts or circumstances that with the giving of notice or passage of time or both could reasonably be expected to result in a default, in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (including, without limitation, any indenture, loan, or credit agreement, or any lease or other similar agreement or instrument) to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect.

     Section 9.16 Compliance with Laws. Neither Parent nor any of its Subsidiaries is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for violations which could not reasonably be expected to have a Material Adverse Effect.

     Section 9.17 Investment Company Act. Neither Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 9.18 Public Utility Holding Company Act. Neither Parent nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 9.19  Environmental Matters.

     Except as disclosed on Schedule 9.19 or where non-compliance could not reasonably be expected to have a Material Adverse Effect:

          (a) Parent, each Subsidiary of Parent, and all of their respective properties, assets, and operations are in compliance with all Environmental Laws. Neither Parent nor any of its Subsidiaries is aware of, nor has Parent or any subsidiary of Parent received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Parent or its Subsidiaries with all Environmental Laws;

          (b) Parent and its Subsidiaries have obtained and maintained, and are in material compliance with, all material Permits, licenses, and authorizations that are required under applicable Environmental Laws;

          (c) Except in compliance in all material respects with applicable Environmental Laws, during the course of Parent's or any of its Subsidiaries' ownership of or operations on any real Property, there has been no generation, treatment, recycling, storage, or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers, or other equipment, and the use which Parent and its Subsidiaries make and intend to make of



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     their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets (other than lubricants, cleaning solutions, and similar materials used for maintenance in the ordinary course of business);

          (d) Neither Parent, any of its Subsidiaries, nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

          (e) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of Parent or any Subsidiary of Parent that could be expected to result in any Environmental Liabilities;

          (f) Neither Parent nor any of its Subsidiaries is or operates a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder, or any comparable provision of state law; Parent and each Subsidiary of Parent is in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

          (g) Neither Parent nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

          (h) No Lien arising under any Environmental Law has attached to any property or revenues of Parent or any Subsidiary of Parent.

     Section 9.20 Transaction Documents. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Tender Offer Documents and the Brite Acquisition Documents, and each such Transaction Document is in full force and effect and no material term or condition thereof has been amended or otherwise waived except for such amendments and waivers approved by Agent (which Agent may give without the consent of the Lenders), none of the parties thereto has failed to perform any material obligation thereunder, and each of the representations and warranties given therein is true and correct on and as of the Closing Date. After giving effect to the initial advance hereunder, the Brite Acquisition will have been completed in strict compliance with the Brite Acquisition Documents.

     Section 9.21 Broker's Fees. Except as provided in the Agent's Letter and the Merger Documents and any fees paid to the Arranger, no broker's or finder's fee, commission, or similar compensation will be payable by Parent or any Subsidiary of Parent with respect to the Related Transactions. Except as provided in the Agent's Letter and the Merger Documents and any fees paid to the Arranger, no other similar fees or commissions will be payable by Parent or any Subsidiary of Parent for any other services rendered to Parent or any Subsidiary of Parent ancillary to the Related Transactions.



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     Section 9.22  Employee Matters. Except as set forth on Schedule 9.22, as of the Closing Date (a) neither Parent nor any of its Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement,
(b) no petition for certification or union election is pending with respect to the employees of Parent or any Subsidiary of Parent and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Parent or any Subsidiary of Parent, and (c) there are no strikes, slowdowns, work stoppages, or controversies pending or, to the best knowledge of Parent and the Subsidiaries of Parent after due inquiry, threatened between Parent or any Subsidiary of Parent and its respective employees where such strikes, slowdowns, work stoppages, or controversies could reasonably be expected to result in a Material Adverse Effect.

     Section 9.23 Solvency. As of and from and after the date of this Agreement and after giving effect to the Brite Acquisition and consummation of the Related Transactions other than the Brite Merger (as applicable), each of Parent and its Subsidiaries individually and on a consolidated basis is Solvent. As of and from and after the date of, and after giving effect to, the Brite Merger, each of Parent and its Subsidiaries individually and on a consolidated basis will be Solvent.

     Section 9.24  Year 2000 Compliance.

          (a) Parent and its Subsidiaries have (i) undertaken a detailed review and assessment of all areas within their respective business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Parent or any Subsidiary of Parent may be unable to recognize and perform properly date- sensitive functions involving certain dates prior to and any date after December 31, 1999),
     (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. Parent and its Subsidiaries anticipate that all computer applications that are material to their respective businesses and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant") except where any such non-performance could not reasonably be expected to have a Material Adverse Effect.

          (b) Each of Parent and its Subsidiaries has made inquiry of its key suppliers, vendors, and customers as to whether such Persons will on a timely basis be Year 2000 Compliant and, on the basis of that inquiry, believes that all such Persons will be so compliant except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Parent or a Subsidiary of Parent the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.



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                                   ARTICLE 10

                              Affirmative Covenants

     Each of Parent and Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following positive covenants:

     Section 10.1  Reporting Requirements. Parent will furnish to Agent and each
Lender:

          (a) Annual Financial Statements and Projections. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Parent, beginning with the Fiscal Year ending February 28, 2000, (i) a copy of the annual audit report of Parent for such Fiscal Year containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants or other independent certified public accountants of recognized standing selected by Parent and reasonably acceptable to Agent (and not objected to by the Required Lenders), to the effect that such report has been prepared in accordance with GAAP; (ii) a copy of the annual unaudited report of Parent and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief executive officer or chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of Parent and its Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended; and
     (iii) a copy of Projections for Parent's Fiscal Year immediately following the Fiscal Year which is the subject of the financial statements delivered pursuant to clause (i) preceding;

          (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters beginning with the Fiscal Quarter ending May 31, 1999, a copy of an unaudited financial report of Parent and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer or chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

          (c) Compliance Certificate. As soon as available, and in any event accompanying the financial statements delivered in accordance with Section 10.1(a) and Section 10.1(b),



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     a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

          (d) Applicable Rate Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 10.1(b) and within forty-five (45) days after the end of each Fiscal Year of Parent, a certificate of the chief financial officer of Parent showing in reasonable detail the calculation required for Agent to determine the Applicable Rate;

          (e) Notice of Litigation. Promptly after receipt by Parent or any Subsidiary of Parent of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Parent or any Subsidiary of Parent which, if determined adversely to Parent or such Subsidiary of Parent, could reasonably be expected to have a Material Adverse Effect;

          (f) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer, or any assistant treasurer of any Loan Party has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that Parent and the other Loan Parties have taken and propose to take with respect thereto;

          (g) ERISA. As soon as possible and in any event within thirty (30) days after Parent or any Subsidiary of Parent knows, or has reason to know, that

               (i) any Termination Event with respect to a Plan has occurred or will occur,

               (ii) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $1,000,000, or

               (iii) Parent or any Subsidiary of Parent is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of Parent's or any of its Subsidiaries' complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan,

     Parent will provide Agent and the Lenders with a certificate of its president or its chief financial officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event;

          (h) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect, written notice thereof;



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          (i)  Proxy Statements, Periodic Reporting, Etc. As soon as available, one copy of each financial statement, report, notice, or proxy statement sent by Parent or any Subsidiary of Parent to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by Parent or any Subsidiary of Parent with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (j) Intercompany Contracts. Promptly upon entering into any such arrangement or contract (to the extent permitted by Section 11.7), copies or detailed descriptions of all tax sharing, cost allocation, overhead attribution, and any similar contracts or arrangements between Parent and any of its Subsidiaries at any time existing;

          (k) Articles and Certificates of Merger; Notice of Delisting. Promptly upon consummation of the Brite Merger, a true and correct copy of the Articles of Merger filed with, and a Certificate of Merger issued by, the Kansas Secretary of State and, upon delisting of the Shares, notice to Agent and the Lenders thereof; and

          (l) General Information. Promptly, such other information concerning Parent or any Subsidiary of Parent as Agent or any Lender may from time to time reasonably request.

     Section 10.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 11.3, Parent will, and will cause each Subsidiary of Parent to, preserve and maintain (i) its corporate existence and (ii) all of its leases, privileges, Permits, franchises, qualifications, and rights that are reasonably necessary in the ordinary conduct of its business. Parent will, and will cause each Subsidiary of Parent to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 10.3 Maintenance of Properties. Parent will, and will cause each Subsidiary of Parent to, maintain, keep, and preserve all of its material Properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 10.4 Taxes and Claims. Parent will, and will cause each Subsidiary of Parent to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Parent nor any Subsidiary of Parent shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and
(ii) if the failure to pay the same would not result in a Lien on the Property of Parent or a Subsidiary of Parent other than Liens permitted pursuant to
Section 11.2(d) and Section 11.2(e).



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     Section 10.5  Insurance.

          (a) Parent will, and will cause each Subsidiary of Parent to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible businesses engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such businesses, provided that in any event Parent and each Subsidiary of Parent (as appropriate) will maintain:

               (i) Property Insurance. Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of Parent and each Subsidiary of Parent by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be reasonably satisfactory to Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts reasonably acceptable to Agent (and not objected to by the Required Lenders) and as are reasonably available as determined by the independent insurance broker of Parent or its applicable Subsidiary;

               (ii) Automobile Liability Insurance for Bodily Injury and Property Damage. Insurance in respect of all vehicles (whether owned, hired, or rented by Parent or any Subsidiary of Parent) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law;

               (iii) Comprehensive General Liability Insurance. Insurance against claims for bodily injury, death, or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks, and waterways) of Parent or any Subsidiary of Parent, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located; and

               (iv) Worker's Compensation Insurance. Worker's compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

     Such insurance shall be written by financially responsible companies selected by the applicable Person and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to Agent. Each policy referred to in this Section 10.5 shall reflect Agent as loss payee or an additional insured, as applicable, provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to Agent and shall also provide that the interests of Agent and the Lenders shall not be invalidated or reduced by any act, omission, or negligence of Parent or any Subsidiary of Parent. Parent will advise Agent promptly of any policy cancellation, reduction, or amendment. For purposes hereof, the term "Peril" shall



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     mean, collectively, fire, lightning, flood (to the extent required by applicable law), windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke, and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of Parent and its Subsidiaries are located.

          (b) Parent will, and will cause each Subsidiary of Parent, to cause each insurance recovery (other than any portion of an insurance recovery payable to a landlord to repair or replace Property leased by Parent or such Subsidiary) payable by any insurance company to be deposited promptly with Agent as security for the Obligations if a Default has then occurred and is continuing.

          (c) If a Default shall have occurred and be continuing, Parent will, and will cause each Subsidiary of Parent, to cause all proceeds of insurance paid on account of the loss of or damage to any Property of Parent or any Subsidiary of Parent and all awards of compensation for any Property of Parent or any Subsidiary of Parent taken by condemnation or eminent domain to be paid directly to Agent to be applied against or held as security for the Obligations, at the election of Agent and the Required Lenders.

     Section 10.6 Inspection Rights. Parent will, and will cause each Subsidiary of Parent to, permit representatives and agents of Agent and each Lender, during normal business hours and upon reasonable notice to Parent, to examine, copy, and make extracts from Parent's or such Subsidiary's books and records, to visit and inspect Parent's or such Subsidiary's Properties and to discuss Parent's or such Subsidiary's business, operations, and financial condition with its officers and independent certified public accountants. Parent will, and will cause each Subsidiary of Parent to, authorize its accountants in writing (with a copy to Agent) to comply with this Section. Agent or its representatives may, at any time and from time to time at Borrower's expense, conduct field exams for such purposes as Agent or the Required Lenders may reasonably request.

     Section 10.7 Keeping Books and Records. Parent will, and will cause each Subsidiary of Parent to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 10.8 Compliance with Laws. Parent will, and will cause each Subsidiary of Parent to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws, ERISA, and the Code), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to Agent are established with respect thereto and except for violations which could not be expected to have a Material Adverse Effect.

     Section 10.9 Compliance with Agreements. Parent will, and will cause each Subsidiary of Parent to, comply with all agreements, contracts, and instruments binding on it or affecting its



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properties or business other than such noncompliance which could not be expected to have a Material Adverse Effect.

     Section 10.10 Further Assurances.

          (a) Further Assurance. Parent will, and will cause each Subsidiary of Parent to, execute and/or deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by Agent and the Required Lenders to carry out the provisions and purposes of the Loan Documents, including, without limitation, any agreement among Parent, Borrower, Agent, and the Lenders to defer delivery of any legal opinions requested pursuant to Section 8.1(r).

          (b) Brite Joinder. On the effective date of the Brite Merger (the "Brite Merger Date") and concurrently with consummation of the Brite Merger, Parent and Borrower will cause Brite to execute and deliver to Agent and the Lenders a Joinder Agreement and such other documentation as Agent and the Required Lenders may require to cause Brite to succeed to all rights, duties, indebtedness, liabilities, and obligations of Borrower under this Agreement and the other Loan Documents. Furthermore, Brite will cause each of its Domestic Subsidiaries which are not Immaterial Subsidiaries to execute and deliver to Agent a Subsidiary Guaranty, a Subsidiary Security Agreement, and such other documentation as Agent and the Required Lenders may require to cause each such Subsidiary to evidence and otherwise implement the Guarantee for the repayment of the Obligations contemplated by this Agreement and the Liens of Agent in the Collateral as security therefor.

          (c) Subsidiary Joinder. Within ten (10) days after the end of each Fiscal Quarter, Parent shall, and shall cause each Domestic Subsidiary, which is not an Immaterial Subsidiary, created or acquired during the Fiscal Quarter then ending to, execute and deliver to Agent such documentation as Agent and the Required Lenders may require to cause Parent and any such Domestic Subsidiary to evidence, perfect, and otherwise implement the guaranty and/or security for repayment of the Obligations contemplated by this Agreement, a Guaranty, and any other applicable Security Document.

     Section 10.11 ERISA. With respect to each Plan, Parent will, and will cause each Subsidiary of Parent to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which could reasonably be expected to have a Material Adverse Effect.

     Section 10.12 Year 2000 Compliance. Parent will, and will cause each Subsidiary of Parent to, promptly notify Agent in the event Parent or any Subsidiary of Parent discovers or determines that any computer application (including those of its suppliers and vendors) that is material to it or any of its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be expected to have a Material Adverse Effect.

     Section 10.13 Acquisition Agreement. Parent will, and will pursuant to the procedures and remedies available to it cause each party to the Brite Acquisition Documents to, at its expense



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


(a) perform and observe all of the terms and provisions of the Brite Acquisition Documents to be performed or observed by it, maintain such agreements in full force and effect, enforce such agreements in accordance with their respective terms, and take all action to such end as may be from time to time appropriate in the exercise of prudent business judgment, (b) furnish to Agent promptly on receipt thereof, copies of all notices, requests, and other documents received by it under or pursuant to the Brite Acquisition Documents, and (c) from time to time (i) furnish to Agent such information and requests regarding such agreements as Agent may reasonably request and (ii) make to any other party to any such agreement such demands and requests for information and reports or for action as Agent and the Required Lenders may reasonably request.

     Section 10.14 Hedge Agreement. Parent shall with or on behalf of Borrower, or shall cause Borrower to, within one hundred twenty (120) days of the Closing Date, enter into a Hedge Agreement, reasonably satisfactory to Agent, which shall provide coverage for fluctuations in interest rates for at least $50,000,000 of the Term Loans for a period of at least three (3) years from the Closing Date.


                                   ARTICLE 11

                               Negative Covenants

     Each of Parent and Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, Parent and Borrower will perform and observe the following negative covenants:

     Section 11.1 Debt. Parent will not, and will not permit any Subsidiary of Parent to, incur, create, assume, or permit to exist any Debt, except:

          (a)  Debt to the Lenders pursuant to the Loan Documents;

          (b) Debt described on Schedule 9.9, excluding the Obligations, and any extensions, renewals, or refinancings of such existing Debt so long as
     (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing, including, to the extent applicable, proceeds of such assets;

          (c) Debt of a Subsidiary owed to Parent or another Subsidiary of Parent; provided that such Debt must according to its terms be fully subordinate in all respects to any of such Subsidiary's indebtedness, liabilities, or obligations to Agent and the Lenders pursuant to any Loan Document;

          (d)  Debt of Parent owed to a Domestic Subsidiary;



CREDIT AGREEMENT - Page 67

          (e) Guaranties and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, letters of credit, banker's acceptances, and other similar obligations including those of the type otherwise described in
     Section 11.2(f);

          (f) Debt of Parent or any Subsidiary of Parent constituting purchase money Debt (including, without limitation, Capital Lease Obligations) incurred after the Closing Date not to exceed $1,000,000 in the aggregate at any time outstanding secured by purchase money Liens permitted by
     Section 11.2(g);

          (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on behalf of Parent or any Subsidiary of Parent in accordance with the policies issued to Parent or such Subsidiary of Parent;

          (h)  Debt secured by the Liens permitted by Section 11.2(d) and
     Section 11.2(e);

          (i) Debt arising under, created by, and consisting of Hedge Agreements; provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender or shall be rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

          (j) Debt arising from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of Parent or a Subsidiary of Parent;

          (k) Debt of a Domestic Subsidiary of Parent acquired after the Closing Date and Debt of a Person merged or consolidated with or into Parent or a Domestic Subsidiary after the Closing Date, which Debt in each case exists at the time of such acquisition, merger, or consolidation and was not created or incurred in contemplation of such acquisition, merger, or consolidation, and where such acquisition, merger, or consolidation is not prohibited under this Agreement, and where the aggregate of all such Debt does not exceed $5,000,000;

          (l) Guaranties of customer contracts, bids, accounts payable, accrued expenses, and other similar liabilities occurring in the ordinary course of business; and

          (m) In addition to the Debt described in the foregoing clauses (a) through (l) (but specifically excluding any Debt under Section 11.11), Debt which when combined with the Debt described in clause (f) and clause (k) preceding does not exceed $10,000,000 in aggregate principal amount at any one time outstanding.

     Section 11.2 Limitation on Liens and Restrictions on Subsidiaries. Parent will not, and will not permit any Subsidiary of Parent to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:



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


          (a) Existing Liens described on Schedule 11.2 hereto, and any extensions, renewals, or refinancings of the Debt secured by such Liens as permitted under Section 11.1(b); provided that (i) no such Lien is expanded to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date;

          (b) Liens in favor of Agent, for the benefit of Agent and the Lenders as collateral for the Obligations or otherwise, pursuant to the Loan Documents;

          (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially detract from the value of the real Property encumbered thereby or materially impair the ability of Parent or such Subsidiary to use such real Property in its business;

          (d) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

          (e) Contractual or statutory Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

          (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance, or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids, and other contracts incurred in the ordinary course of business (other than for payment of Debt);

          (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that (i) the Debt secured by any such Lien is permitted under Section 11.1(f) and (ii) any such Lien encumbers only the Property so purchased or leased;

          (h) Any attachment or judgment Lien not constituting an Event of Default;

          (i) Any interest or title of a licensor, lessor, or sublessor under any license or lease and any interest or title of a licensee, lessee, or sublessee under any license, cross-license, or lease in any event entered into in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

          (j) Liens against equipment arising from precautionary UCC financing statement filings, including, without limitation, financing statements regarding operating leases entered into by such Person in the ordinary course of business; and



CREDIT AGREEMENT - Page 69

          (k) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business.

     Section 11.3 Mergers, Etc. Parent will not, and will not permit any Subsidiary of Parent to, become a party to a merger or consolidation other than the Brite Merger, or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; provided that notwithstanding the foregoing or any other provision of this Agreement as long as no Default exists or would result therefrom and provided Parent gives Agent and the Lenders prior written notice:

          (a) A Subsidiary of Parent, other than Borrower, may wind-up, dissolve, or liquidate if (i) its Property is transferred to Parent or a Wholly-Owned Domestic Subsidiary and (ii) the Person acquiring such Property complies with its obligations under Section 10.10 simultaneously with such acquisition;

          (b) Any Subsidiary of Parent, other than Borrower, may merge or consolidate with Parent or Borrower (provided Parent or Borrower is the surviving entity) or with any other Wholly-Owned Domestic Subsidiary (provided the Wholly-Owned Domestic Subsidiary is the surviving entity);

          (c) After the Brite Merger, Brite may merge with and into Parent, provided that Parent, Brite, and the other Loan Parties shall execute and deliver any agreements, documents, or instruments requested by Agent and the Lenders in connection with such Merger, including, without limitation, an amendment and restatement of this Agreement and any other Loan Documents deemed necessary or desirable by Agent and the Lenders; and

          (d)  the Loan Parties may make Permitted Acquisitions.

     Section 11.4 Restricted Payments. Parent will not, and will not permit any Subsidiary of Parent to, (x) make any prepayment of any Debt other than (i) the Obligations (ii) any Debt owed to any Loan Party, or (iii) so long as no Event of Default is in existence, any Debt permitted pursuant to Section 11.1, or (y) directly or indirectly declare, order, pay, make, or set apart any sum for (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding, (ii) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any such Person now or hereafter outstanding, or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any such Person now or hereafter outstanding except:

          (a) Subsidiaries of Parent may make, declare, and pay dividends and make other distributions with respect to their Capital Stock to Parent or Wholly-Owned Domestic Subsidiaries;



CREDIT AGREEMENT - Page 70

          (b) Parent may declare and pay dividends on any class of its Capital Stock payable solely in shares of Capital Stock of Parent; and

          (c) Parent may acquire or redeem Capital Stock of Parent held by any former officer, director, or employee of Parent or beneficiaries of any such Person's estate or trusts created by or for the benefit of any such Person or their beneficiaries.

     Section 11.5 Investments. Parent will not, and will not permit any Subsidiary of Parent to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

          (a)  Permitted Acquisitions;

          (b) Investments in Subsidiaries of Parent, including existing and new Subsidiaries (subject to the requirements of Section 11.3); provided that such Investments which constitute advances, loans, extensions of credit, bonds, notes, or debentures owed by any Loan Party shall at all times be subordinate in all respects to the Obligations or any indebtedness, liability, or obligation of such Person to Agent and the Lenders under any Loan Document and must otherwise be in compliance with Section 11.1 and
     Section 11.3;

          (c) Investments which comply with Parent's investment policy as in effect at such time and as approved by Parent's board of directors and Investments existing on the Closing Date;

          (d) advances to officers, directors, and employees for business expenses incurred in the ordinary course of business;

          (e) Investments received in connection with the bankruptcy or reorganization of suppliers, customers, and other trade debtors and in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers, and other trade debtors arising in the ordinary course of business; and

          (f)  extensions of trade credit in the ordinary course of business.

     Section 11.6 Limitation on Issuance of Capital Stock. Parent will not, and will not permit any Subsidiary of Parent to, at any time issue, sell, assign, or otherwise dispose of, except to Parent or a Subsidiary of Parent, (a) any Capital Stock of a Subsidiary of Parent, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of a Subsidiary of Parent, or (c) any option, warrant, or other right to acquire any Capital Stock of a Subsidiary of Parent.

     Section 11.7 Transactions With Affiliates. Parent will not, and will not permit any Subsidiary of Parent to, enter into any transaction, including, without limitation, the purchase, sale,



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


or exchange of property or the rendering of any service, with any Affiliate of Parent or such Subsidiary of Parent, except in the ordinary course of and pursuant to the reasonable requirements of Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Parent or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Parent or such Subsidiary. Nothing contained in the foregoing sentence shall restrict or limit any transfer, transaction, or rendering of service: (a) among the Foreign Subsidiaries; (b) from any Subsidiary of Parent to or for the benefit of Parent or Borrower; (c) by or from Parent or any Subsidiary of Parent of Intellectual Property to InterVoice Limited Partnership; (d) from any Foreign Subsidiary to Parent or any Subsidiary of Parent; (e) from a Domestic Subsidiary, other than Borrower, to another Domestic Subsidiary; or (f) other transfers, transactions, or rendering of services in the ordinary course of business operations and pursuant to reasonable requirements of Parent and its Subsidiaries and upon fair and reasonable terms between such Persons.

     Section 11.8 Asset Dispositions. Parent will not permit any Asset Disposition by Parent or any Subsidiary of Parent in excess of $1,000,000 for any single Asset Disposition or $5,000,000 for all such Asset Dispositions occurring after the Closing Date unless the Net Proceeds of such Asset Disposition are applied as provided in Section 5.4(a)(ii); provided that no Receivables of any Loan Party may be subject to any Asset Disposition.

     Section 11.9 Lines of Business. Parent will not, and will not permit any Subsidiary of Parent to, engage, as a major line of business, in any line or lines of business activity other than the business activities in which they are engaged (including lines of business in which Brite and its Subsidiaries are engaged ) on the date hereof or a business reasonably related or incidental thereto. From the Closing Date until the Brite Merger Date, Borrower shall not engage in any business activity other than those activities related to the Related Transactions.

     Section 11.10 Limitations on Restrictions Affecting Parent and Subsidiaries. Neither Parent, Borrower, nor any other Subsidiary of Parent shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, other than pursuant to non-assignment provisions of a license, lease, or Permitted Lien entered into in the ordinary course of business and which is restricted solely to the Property which is the subject of such license, lease, or Permitted Lien and which does not prohibit the Liens created under the Loan Documents or pursuant to which the Liens created under the Loan Documents will not constitute a default. Except as provided herein, Parent will not, and will not permit any Subsidiary of Parent to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Parent or any Subsidiary of Parent to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Debt owed to Parent or any subsidiary of Parent, (c) make loans or advances to Parent or any Subsidiary of Parent, (d) transfer any Property of Parent or any Subsidiary of Parent to any other Person, except pursuant to non-assignment provisions of licenses, leases, and Permitted Liens entered into in the ordinary course of business, or (e) make any prepayment of any of the Obligations.

     Section 11.11 ERISA. Parent will not, and will not permit any Subsidiary of Parent to:



CREDIT AGREEMENT - Page 72

          (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) in excess of $1,000,000 to exist or to be created; or

          (b) with respect to any Multiemployer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unreserved liability for benefits under any Multiemployer Plan in excess of $1,000,000 to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.


                                   ARTICLE 12

                               Financial Covenants

     Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following financial covenants:

     Section 12.1 Leverage Ratio. As of the end of each Fiscal Quarter ending during the periods set forth below, Parent shall not permit the Leverage Ratio, calculated as of the Fiscal Quarter ending May 31, 1999, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending (provided that for the Fiscal Quarters ending August 31, 1999, November 30, 1999, and February 29, 2000, such calculation shall be annualized for the number of months elapsed since May 31, 1999, and thereafter shall be calculated on a rolling four (4) Fiscal Quarters basis), to exceed the ratio set forth below opposite the applicable period below:


================================================================================
                     Period End                       Leverage Ratio
================================================================================
May 31, 1999 through and including                    2.50 to 1.00
November 30, 1999
--------------------------------------------------------------------------------
February 28, 2000 through and including               2.00 to 1.00
November 30, 2000
--------------------------------------------------------------------------------
February 28, 2001 and thereafter                      1.50 to 1.00
================================================================================

     Section 12.2 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter ending during the periods set forth below, Parent shall not permit the Fixed Charge Coverage Ratio, calculated as of the Fiscal Quarter ending May 31, 1999, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending (provided that for the Fiscal Quarters ending August 31, 1999, November 30, 1999, and February 29, 2000, such calculation shall be annualized for the number of months elapsed since May 31, 1999, and thereafter shall be calculated on a rolling four (4) Fiscal Quarters basis), to be less than the ratio set forth below opposite the applicable period below:



CREDIT AGREEMENT - Page 73

================================================================================
                 Period End                         Fixed Charge Coverage Ratio
================================================================================
From May 31, 1999 through and                             1.50 to 1.00
including November 30, 2000
--------------------------------------------------------------------------------
From February 28, 2001 and thereafter                     1.25 to 1.00
================================================================================

     Section 12.3 Minimum Adjusted Net Worth. At all times from and after the Closing Date, Parent shall not permit its Adjusted Net Worth to be less than (a) $61,896,000, plus (b) seventy-five percent (75.0%) of any increase in Adjusted Net Worth which is attributable to the Brite Acquisition or the Brite Merger, or minus one hundred percent (100%) of any decrease in Adjusted Net Worth attributable to the Brite Acquisition or the Brite Merger, plus (c) seventy-five percent (75.0%) of Parent's positive Net Income for each Fiscal Quarter completed after February 28, 1999, plus (d) one hundred percent (100%) of any increase in Adjusted Net Worth attributable to issuance of equity securities of Parent or any Subsidiary of Parent after February 28, 1999, other than shares issued in connection with the Brite Acquisition and the Brite Merger.

     Section 12.4 Capital Expenditures. Parent shall not permit the aggregate amount of all Capital Expenditures of Parent and its Subsidiaries made during any Fiscal Year to exceed $20,000,000.


                                   ARTICLE 13

                                     Default

     Section 13.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation payable under any Loan Document or any part thereof; (ii) within five (5) days of the date due any interest or fees payable under the Loan Documents or any part thereof; or (iii) within five
     (5) days after the date Borrower receives written notice of the failure to pay when due, any other Obligation or any part thereof, or any indebtedness, liability, or obligation due to any Lender under any Hedge Agreement;

          (b) Any representation, warranty, or certification made or deemed made by any Loan Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be untrue or incorrect in any material respect when made or deemed to have been made;

          (c) Any Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 2.4, Section 3.4, Section 10.2, Section 10.6,



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     Article 11 (other than related to non-consensual Liens under Section 11.2), or Article 12 of this Agreement;

          (d) Any Loan Party shall fail to perform, observe, or comply with any other agreement or term contained in any Loan Document (other than covenants described in Section 13.1(a)-(c)) and (i) such failure shall continue for a period of thirty (30) days after the earlier of (A) the date Agent provides Parent or Borrower with notice thereof or (B) the date Parent should have notified Agent thereof in accordance with Section 10.1(f) or (ii) as otherwise specifically provided by any other Loan Document;

          (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"),
     (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (f) A proceeding or case shall be commenced, without the application, approval, or consent of the applicable Loan Party in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of such Loan Party or of all or any substantial part of its Property, or (iii) similar relief in respect of such Loan Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any Loan Party shall be entered in an involuntary case under the Bankruptcy Code;

          (g) Any Loan Party shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $3,000,000 against any of its assets or Properties;

          (h) A final judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate (to the extent not paid or covered by insurance) shall be rendered by a court or courts against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the relevant Loan Party shall not,



CREDIT AGREEMENT - Page 75
     within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) beyond the period of grace (if any) if the aggregate principal amount of the affected Debt equals or exceeds $3,000,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of $3,000,000 that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof;

          (j) This Agreement or any Security Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first priority perfected Lien (except for Liens permitted under this Agreement or any other Loan Document, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Agent) upon any of the Collateral purported to be covered thereby;

          (k) Any of the following events shall occur or exist with respect to Parent, any Subsidiary of Parent, or any ERISA Affiliate and in each case, such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of Agent or the Required Lenders subject Parent or its Subsidiaries to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed $1,000,000: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan;

          (l) Parent shall cease to own 100% of the Capital Stock of Borrower or, during the period after funding of the initial Loans hereunder and prior to the Brite Merger, Borrower shall cease to own at least the Minimum Shares;

          (m) The occurrence or the failure to occur (as applicable) of any the following events:



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               (i)    the Brite Acquisition, shall fail to be consummated on the
          Closing Date; or

               (ii) either Parent or Borrower takes any action to terminate the Brite Merger Agreement or elects for any reason not to consummate the Brite Merger; or

          (n) Any Person or two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) of 50.0% or more of the outstanding shares of Voting Stock of Parent.

     Section 13.2 Remedies. If any Event of Default shall occur and be continuing, Agent may (and if directed by the Required Lenders, shall) do any one or more of the following:

          (a) Acceleration. By notice to Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

          (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit, without notice to Borrower or any other Person;

          (c)  Judgment. Reduce any claim to judgment;

          (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to Agent, for the benefit of Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; and

          (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas, or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise;

provided, however, that, upon the occurrence of an Event of Default under
Section 13.1(e) or Section 13.1(f), the Commitments of all of the Lenders, and the obligation of the Issuing Bank to issue Letters of Credit, shall automatically terminate and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by Borrower or any other Loan Party under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Parent and Borrower.



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     Section 13.3  Cash Collateral. If an Event of Default shall have occurred and be continuing, Parent and/or Borrower shall, if requested by Agent or the Required Lenders, pledge to Agent as security for the Obligations, pursuant to agreements in form and substance satisfactory to Agent, an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account by Agent without any right of withdrawal by Parent or Borrower. If such Event of Default is subsequently cured, then the balance of such cash collateral account shall be released to Parent and/or Borrower, as applicable.

     Section 13.4 Performance by Agent. Upon the occurrence of a Default, if any Loan Party shall fail to perform any agreement in accordance with the terms of the Loan Documents, Agent may, at the direction of the Required Lenders, perform or attempt to perform such agreement on behalf of such Loan Party. In such event, Parent and/or Borrower shall, at the request of Agent, promptly pay any amount expended by Agent or the Lenders in connection with such performance or attempted performance, to Agent at the Principal Office together with interest thereon at the Default Rate applicable to Base Rate Accounts from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Agent, Arranger, nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

     Section 13.5 Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to Parent, Borrower, or any other Person (any such notice being hereby expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Parent, Borrower, or any other Loan Party against any and all of the Obligations now or hereafter existing under any Loan Document, irrespective of whether or not Agent or such Lender shall have made any demand under such Loan Documents and although the Obligations may be unmatured. Each Lender agrees promptly to notify Parent and Borrower (with a copy to Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     Section 13.6 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until Agent shall have actually received evidence satisfactory to Agent that such Default shall have been remedied.


                                   ARTICLE 14

                               Guaranty of Parent

     Section 14.1 Guaranty. Parent hereby irrevocably and unconditionally Guarantees to Agent, for the benefit of Agent and the Lenders, the full and prompt payment and performance of the Guaranteed Indebtedness (as defined below) upon the terms set forth in this Article 14. As used in this Article 14, the term "Guaranteed Indebtedness" means all of the Obligations, and shall include, without limitation, any and all post-petition interest and expenses (including, without



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limitation, attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law and all reasonable attorneys' fees and all other costs and expenses incurred by Agent and the Lenders in connection with the administration, enforcement, or collection of the Obligations pursuant to this Article 14.

     Section 14.2 Contribution. Parent, together with each other Guarantor under any Guaranty, if any, relating to this Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this Section, agrees that it and all such other Guarantors (collectively, the "Contributing Guarantors") together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Agreement and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Parent under this Agreement or a Guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share; provided, however, that the obligations to or from any Funding Guarantor as described in this Section shall be subordinate to the obligation of Parent to pay the Guaranteed Indebtedness as more fully set forth in Section 14.1. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Agreement and the Related Guaranties in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Agreement or a Related Guaranty, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Agreement and the Related Guaranties (including, without limitation, in respect of this Section or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this Section.



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     Section 14.3  Guaranty of Performance. The Guaranty provided for in this
Article 14 shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Parent shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance) which Borrower may have against Agent, any Lender, the Issuing Bank, or any other party, or which Parent may have against Borrower, Agent, any Lender, the Issuing Bank, or any other party, shall be available to, or shall be asserted by, Parent against Agent, any Lender, or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

     Section 14.4 Rights Cumulative. If Parent becomes liable for any indebtedness owing by Borrower to Agent or any Lender by endorsement or otherwise, other than pursuant to the terms of this Article 14, such liability shall not be in any manner impaired or affected thereby, and the rights of Agent and the Lenders hereunder shall be cumulative of any and all other rights that Agent and the Lenders may ever have against Parent. The exercise by Agent and the Lenders of any right or remedy under this Article 14 or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     Section 14.5 Payment Upon Event of Default; Subrogation. Upon the occurrence of an Event of Default, whether for payment of any portion of the Guaranteed Indebtedness or any other performance of the terms of this Agreement, or otherwise when any portion of the Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Parent shall promptly pay the amount due thereon to Agent, for the benefit of Agent and the Lenders, without notice or demand in lawful currency of the U.S., and it shall not be necessary for Agent or any Lender, in order to enforce such payment by Parent, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any Collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Parent, then Parent shall be subrogated to the rights then held by Agent and the Lenders with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Parent and, in addition, upon payment by Parent of any sums to Agent hereunder, all rights of Parent against Borrower, any other Guarantor or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness and no such right or remedy of subrogation, reimbursement or otherwise shall be exercised or otherwise entered unless and until the Guaranteed Indebtedness has been indefeasibly paid in full.

     Section 14.6 No Effect of Stay in Bankruptcy. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Parent hereunder forthwith on demand by Agent or any Lender.

     Section 14.7 Nonimpairment of Guaranty. Parent hereby agrees that its obligations under this Article 14 shall not be released, discharged, diminished, impaired, reduced, or affected for any



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reason or by the occurrence of any event, including, without limitation, one or more of the following occurrences or events, whether or not with notice to or the consent of Parent: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Parent hereunder, or the full or partial release of any other Guarantor of the Guaranteed Indebtedness from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Parent, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Lender to Borrower, Parent, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any Lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any Collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Lender to sell any Collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower, Parent, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness other than payment of the Guaranteed Indebtedness.

     Section 14.8 Additional representations and Warranties. In addition to the representations and warranties contained in Article 9 of this Agreement, Parent represents and warrants as follows:

          (a) Borrower is a wholly-owned direct Subsidiary of Parent. The value of the consideration received and to be received by Parent as a result of Parent, Borrower, Agent, and the Lenders entering into this Agreement and Parent's executing and delivering this Agreement and Parent's liability under this Article 14 and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Parent hereunder and thereunder, and this Agreement and such liability and obligation of Parent have benefitted and may reasonably be expected to benefit Parent directly or indirectly. Execution and delivery of this Agreement and the other Loan Documents to which Parent is a party is necessary or convenient to the conduct, promotion, and attainment of the business of Parent.



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          (b)  Parent has, independently and without reliance upon Agent or any
     Lender and based upon such documents and information as Parent has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

          (c) Parent has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and Parent is not relying upon Agent, the Lenders, or the Issuing Bank to provide (and neither Agent, any Lender, nor the Issuing Bank shall have any duty to provide) any such information to Parent either now or in the future.

     Section 14.9  Subordination.

          (a) Parent hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior indefeasible payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest, or other amounts on account thereof, and no property or Guarantee of any nature to secure or pay the Subordinated Indebtedness or any part thereof shall be made or given, directly or indirectly by or on behalf of any Debtor (as defined below) or received, accepted, retained, or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash; except that prior to the occurrence of an Event of Default, Parent shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business unless, and except to the extent that, the payment or receipt of such payments is prohibited or otherwise restricted by this Agreement or another Loan Document. During the existence of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained, or applied by Parent unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash. If any sums shall be paid to Parent by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Parent for the benefit of Agent (for the benefit of Agent and the Lenders) and shall forthwith be paid to Agent without affecting the liability of Parent under this Article 14 and may be applied by Agent against the Guaranteed Indebtedness in accordance with the terms of the Credit Agreement. Upon the request of Agent, Parent shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this
     Section 14.9, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other party obligated at any time to pay any of the Guaranteed Indebtedness other than Parent (Borrower and such other obligated parties (including, without limitation, any Contributing Guarantors) are referred to herein as the "Debtors") to Parent, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Parent.



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          (b)  Parent agrees that any and all Liens (including, without limitation, any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness, or any part thereof, regardless of whether such Liens in favor of Parent, Agent, or any Lender presently exist or are hereafter created or attached. Without the prior written consent of Agent, until final repayment in full of all Guaranteed Indebtedness, Parent shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any obligations of any Debtor to Parent or any Liens held by Parent on assets of any Debtor.

          (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee, or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been indefeasibly paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the terms of this Agreement.

          (d) Parent agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Article 14.

     Section 14.10 Tolling of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including, without limitation, any other Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Parent against Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     Section 14.11 Waivers. Parent hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of the Guaranty contained in this Article 14, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Agreement.



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                                   ARTICLE 15

                                      Agent

     Section 15.1  Appointment and Authorization; "Agent".

          (a) Each Lender hereby irrevocably (subject to Section 15.9) appoints, designates, and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Issuing Bank and the documents associated therewith until such time and except for so long as Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Article 15 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letters of Credit Agreements pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 15, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     Section 15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     Section 15.3 Liability of Agent. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Person's own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by Parent or any Subsidiary or Affiliate of Parent, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate,



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report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or any Subsidiary or Affiliate of Parent party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Parent or any of Parent's Subsidiaries or Affiliates.

     Section 15.4  Reliance By Agent.

          (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to Parent and its Subsidiaries), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 8.1 and Section 8.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     Section 15.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender, Parent, or any Subsidiary of Parent referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default". Agent will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 13; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.



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     Section 15.6  Credit Decision. Each Lender acknowledges that none of the
Agent-Related Persons has made any representation or warranty to such Lender, and that no act by Agent hereinafter taken, including, without limitation, any review of the affairs of Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial, and other condition and creditworthiness of Parent and its Subsidiaries. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Parent or any of its Subsidiaries which may come into the possession of any of the Agent-Related Persons. For purposes of determining compliance with Section 8.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     Section 15.7 Indemnification. THE LENDERS AGREE TO INDEMNIFY EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED UNDER SECTION 16.1 OR SECTION 16.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF PARENT AND BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY AGENT-RELATED PERSON (INCLUDING, WITHOUT LIMITATION, BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY ANY AGENT- RELATED PERSON UNDER ANY LOAN DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL



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LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS,
COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE APPLICABLE AGENT- RELATED PERSON PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY PARENT OR BORROWER UNDER SECTION 16.1 TO THE EXTENT THAT SUCH AGENT-RELATED PERSON IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY PARENT OR BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY LOAN PARTY, ITS DIRECTORS, SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 15.8 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates as though Bank of America were not Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Parent, its Subsidiaries, or its Affiliates (including, without limitation, information that may be subject to confidentiality obligations in favor of Parent or such Subsidiary or Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to the Lenders. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent or the Issuing Bank.

     Section 15.9 Successor Agent. Agent may resign as Agent upon thirty (30) days prior notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by Parent. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Parent, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 15 and Section 16.1 and Section 16.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing,



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if Agent is also acting as the Issuing Bank, simultaneously with appointment of a successor agent as provided herein such successor agent shall assume all of the duties and obligations of the retiring Agent as the Issuing Bank pursuant to documentation in form and substance satisfactory to the retiring Agent.

     Section 15.10 Withholding Tax.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or Section 1442 of the Code, such Lender agrees with and in favor of Agent, to deliver to
     Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a U.S. trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the U.S. as a condition to exemption from, or reduction of, U.S. withholding tax.

     Such Lender agrees to promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a U.S. tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Lender, such assigning Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of the Obligations. To the extent of such percentage amount, Agent will treat such assigning Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from U.S. withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Lender, the assigning Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.



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          (d)  If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 14.10(a) are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Section 1441 and Section 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the U.S. or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including, without limitation, penalties and interest and any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 15.10, together with all costs and expenses (including, without limitation, attorney's fees and expenses). The obligation of the Lenders under this clause (e) shall survive the payment of the Obligations and the resignation or replacement of Agent.


                                   ARTICLE 16

                                  Miscellaneous

     Section 16.1 Expenses. Each of Parent and Borrower hereby agrees to pay promptly after presentation of supporting documentation without duplication: (a) all reasonable costs and expenses of Agent arising in connection with the preparation, negotiation, execution, delivery, and administration of the Loan Documents and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for Agent (including, without limitation, the allocated cost of internal counsel); (b) all reasonable fees, costs, and expenses of Agent or the Issuing Bank arising in connection with any Letter of Credit, including, without limitation, the Issuing Bank's customary fees for amendments, transfers, and drawings on Letters of Credit; (c) all costs and expenses of Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, the fees and expenses of legal counsel for Agent (including, without limitation, the allocated cost of internal counsel); (d) all fees, costs, and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the existence of an Event of Default; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including, without limitation, the Taxes and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the transactions contemplated thereby; (f) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Loan Document; and (g) all other reasonable costs and expenses incurred by Agent in connection with any Loan Document. The fees and expenses of legal counsel for Agent that Borrower has agreed to pay hereunder include, without limitation, the fees and expenses of legal



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counsel for Agent arising in connection with advice given to Agent as to its rights and responsibilities hereunder.

     Section 16.2 Indemnification. EACH OF PARENT AND BORROWER SHALL INDEMNIFY THE AGENT-RELATED PERSONS AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, SETTLEMENT COSTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND THE ALLOCATED COST OF INTERNAL COUNSEL) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (b) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF ANY LOAN PARTY, (c) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (d) ANY AND ALL STAMP, FILING, OR SIMILAR TAXES (INCLUDING, WITHOUT LIMITATION, THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON ANY AGENT-RELATED PERSON OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS, THE RELATED TRANSACTIONS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND THE ALLOCATED COST OF INTERNAL COUNSEL) FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND THE ALLOCATED COST OF INTERNAL COUNSEL) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS,



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SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR
ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 16.3 Limitation of Liability. No Agent-Related Person, Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to Parent or Borrower for and, by the execution of the Loan Documents to which it is a party, each other Loan Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential, or punitive damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

     Section 16.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any of Agent, Arranger, or any Lender shall have the right to act exclusively in the interest of Agent, Arranger, and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party, any shareholders of any Loan Party, or any other Person.

     Section 16.5 No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and Agent, Arranger, and the Lenders on the other is solely that of debtor and creditor, and neither any of Agent, Arranger, nor any Lender has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and any of Agent, Arranger, and each Lender on the other to be other than that of debtor and creditor.

     Section 16.6 Equitable Relief. Each of Parent and Borrower recognizes that in the event any Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to Agent and the Lenders. Each of Parent and Borrower therefore agrees that Agent and the Lenders, if Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 16.7 No Waiver; Cumulative Remedies. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 16.8  Successors and Assigns.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Parent nor



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     Borrower may assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Agent and all of the Lenders.

          (b) Assignment. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee (as used herein, "Eligible Assignee" means (A) a Lender; (B) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"); and (C) any other Person approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this Section 16.8, Parent and Borrower, such approval not to be unreasonably withheld, conditioned, or delayed by Parent or Borrower and such approval to be deemed given by Parent and Borrower if no objection is received by the assigning Lender and Agent from Parent or Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Agent, Parent, and Borrower; provided, however, that neither Parent nor an Affiliate of Parent shall qualify as an Eligible Assignee);

               (ii) any such assignment may be made by a Lender to an Eligible Assignee non-ratably with respect to the Loans and Commitments held by such assigning Lender;

               (iii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to $10,000,000 and any partial assignment to a Related Fund shall be in an amount at least equal to $2,000,000;

               (iv) the parties to any such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 16.8, the assignor, Agent, and Borrower shall upon return of the assignor's Notes, if any, make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the U.S. or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 15.10.



CREDIT AGREEMENT - Page 92
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          (c)  Amendment of Schedule 1.1. Upon execution, delivery, and acceptance of an Assignment and Acceptance, Schedule 1.1 shall be deemed to be automatically amended to reflect the resulting Commitments of the Lenders after giving effect to such Assignment and Acceptance; provided that the Commitments of the Lenders not a party to such Assignment and Acceptance shall not be affected as a result of such amendment to Schedule 1.1.

          (d) Register. Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note or Notes subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

          (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 6 (to the extent that the Lender selling such participation would have been entitled thereto) and the right of set-off contained in Section 13.5, and
     (iv) Parent and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Parent and Borrower relating to the Loans and to approve any amendment, modification, waiver, or consent of any provision of any Loan Document (other than amendments, modifications, waivers, or consents of the types relating to the Loan or Commitment participated in under Section 16.11(a) and Section 16.11(b)).

          (f) Pledge to Federal Reserve. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System (as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor) and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.



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          (g)  Delivery of Information. Any Lender may furnish any information concerning any Loan Party in the possession of such Lender from time to time to assignees and including, without limitation, prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 16.20.

     Section 16.9 Survival. All representations and warranties made by any Loan Party in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them. Without prejudice to the survival of any other obligation of Parent or Borrower hereunder, the obligations under
Article 6, Section 15.5, Section 16.1, and Section 16.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

     Section 16.10 Entire Agreement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 16.11 Amendments and Waivers. Any provision of any Loan Document may be amended or waived and any consent to any departure by any Loan Party therefrom may be granted if, but only if, such amendment, waiver, or consent is in writing and is signed by Parent, Borrower, and the Required Lenders (and, if Article 15 or the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment, waiver, or consent applicable to:

          (a)  a Loan, Letter of Credit, or Commitment which has the effect of

               (i)    increasing such Commitment,

               (ii) reducing the principal of or rate of interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit, or Commitment,

               (iii) postponing any date fixed for the payment of any scheduled installment of principal of or interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit, or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan or Letter of Credit, or



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

               (iv) postponing any date fixed for termination of such Commitment shall be effective unless also signed by each Lender holding (with respect to Letters of Credit either directly or through a participation under
     Section 2.6(a)) the Loan, Letter of Credit, or Commitment of the type being modified; and

          (b)  any change (including a waiver)

               (i) in the definition of Required Lenders or the provisions of this Section 16.11,

               (ii)   in the conditions specified in Article 8,

               (iii) which has the effect of releasing any Loan Party in a transaction which is not otherwise permitted hereby,

               (iv)   which releases all or substantially all of the Collateral,

               (v)    which releases the Guaranty of Parent, or

               (vi) which releases all or substantially all of the Guaranties of the Guarantors, other than Parent,

     shall not be effective unless signed by all Lenders.

     Section 16.12 Maximum Interest Rate.

          (a) No interest rate specified in any Loan Document (the "Contract Rate") shall at any time exceed the Maximum Rate. If at any time the Contract Rate for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as



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


     a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
     (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 16.13 Notices. All notices and other communications provided for in any Loan Document to which any Loan Party is a party shall be given or made in writing (except as otherwise permitted by Section 5.3) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on Schedule
16.13 or with respect to any Loan Party, at the "Address for Notices" specified below Borrower's name on Schedule 16.13, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Agent pursuant to Section 2.6 or Section 5.3 shall not be effective until received by Agent. Any agreement of Agent and the Lenders herein to receive certain notices by telephone or telecopy is solely for the convenience and at the request of Parent and Borrower. Agent, the Lenders, and the Issuing Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Parent or Borrower to give such notice and neither Agent, any Lender, nor the Issuing Bank shall have any liability to Parent or Borrower or any other Person on account of any action taken or not taken by Agent, any Lender, or the Issuing Bank in reliance upon such telephonic or telecopy notice. The obligation of Borrower to repay the Loans and pay the Reimbursement Obligations shall not be affected in any way or to any extent by any failure of Agent, any Lender, or the Issuing Bank to receive written confirmation of any telephonic or telecopy notice or the receipt by Agent, any Lender, or the Issuing Bank of a confirmation which is at variance with the terms understood by Agent, such Lender, or the Issuing Bank to be contained in such telephonic or telecopy notice.

     Section 16.14 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE U.S. ANY ACTION OR PROCEEDING AGAINST PARENT OR BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN DALLAS COUNTY, TEXAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. EACH OF PARENT AND BORROWER IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT



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


SUCH COURT IS AN INCONVENIENT FORUM. EACH OF PARENT AND BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 16.13. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT OR BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY LOAN PARTY AGAINST ANY OF AGENT, ARRANGER, OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

     Section 16.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 16.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 16.17 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (relating to certain revolving credit facilities) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 16.18 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 16.19 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 16.20 Confidentiality. Agent and each Lender agrees to keep confidential any information obtained by it from any Loan Party or its agents or representatives pursuant hereto and the other Loan Documents in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement



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


and not disclose any of such information other than (a) to Agent's or such Lender's officers, directors, employees, representatives, attorneys, agents, or Affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to Agent or such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena, or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction Agent or such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this Section, (e) to the extent required in connection with any litigation between any Loan Party and Agent or any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents, or affiliates who are advised of the confidential nature of such information, and
(g) with Parent's prior written consent.


                  [Remainder of page intentionally left blank]



CREDIT AGREEMENT - Page 98

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     BORROWER:

                                     INTERVOICE ACQUISITION
                                     SUBSIDIARY III, INC.


                                     By:   /s/ ROB-ROY J. GRAHAM
                                        ----------------------------------------
                                     Name: Rob-Roy J. Graham
                                          --------------------------------------
                                     Title: President
                                           -------------------------------------



CREDIT AGREEMENT - Page 99

                                     PARENT:

                                     INTERVOICE, INC.


                                     By:/s/ ROB-ROY J. GRAHAM
                                        ----------------------------------------
                                     Name:Rob-Roy J. Graham
                                          --------------------------------------
                                     Title:Chief Financial Officer
                                           -------------------------------------



CREDIT AGREEMENT - Page 100

                                     AGENT and ISSUING BANK:

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as Agent
                                     and the Issuing Bank


                                     By: /s/ CARL F. FYE
                                        ----------------------------------------
                                     Name: Carl F. Fye
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------



CREDIT AGREEMENT - Page 101

                                     LENDERS:

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION


                                     By: /s/ MICHAEL J. MCCUTCHIN
                                        ----------------------------------------
                                     Name: Michael J. McCutchin
                                          --------------------------------------
                                     Title: Managing Director
                                           -------------------------------------



CREDIT AGREEMENT - Page 102

                                     BANK ONE, TEXAS, N.A.


                                     By: /s/ R. ROGER
                                        ----------------------------------------
                                     Name: /s/ R. Roger
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------



CREDIT AGREEMENT - Page 103

                                     U.S. BANK NATIONAL ASSOCIATION


                                     By: /s/ MEGAN G. MOURNING
                                        ----------------------------------------
                                     Name:   Megan G. Mourning
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------



CREDIT AGREEMENT - Page 104

                                     FLEET NATIONAL BANK


                                     By: /s/ MICHAEL S. BARCLAY
                                        ----------------------------------------
                                     Name:   Michael S. Barclay
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------



CREDIT AGREEMENT - Page 105

                                     IBM CREDIT CORPORATION


                                     By: /s/ SALVATORE GRASSO
                                        ----------------------------------------
                                     Name:   Salvatore Grasso
                                          --------------------------------------
                                     Title:  Manager Credit Ops.
                                           -------------------------------------


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


                                     UNION BANK OF CALIFORNIA, N.A.


                                     By: /s/ GLENN LEYRER
                                        ----------------------------------------
                                     Name:   Glenn Leyrer
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------



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


                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ F. C. H. ASHBY
                                        ----------------------------------------
                                     Name:   F. C. H. Ashby
                                          --------------------------------------
                                     Title:  Senior Manager Loan Operations
                                           -------------------------------------



CREDIT AGREEMENT - Page 108

                                     BANKBOSTON, N.A.


                                     By: /s/ SHARON A. STONE
                                        ----------------------------------------
                                     Name:   Sharon A. Stone
                                          --------------------------------------
                                     Title:  Director
                                           -------------------------------------



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


                                     BANK AUSTRIA CREDITANSTALT
                                     CORPORATE FINANCE, INC.


                                     By: /s/ ROBERT M. BIRINGER
                                        ----------------------------------------
                                     Name:   Robert M. Biringer
                                          --------------------------------------
                                     Title:  Executive Vice President
                                           -------------------------------------


                                     By: /s/ RICHARD W. VARALLA
                                        ----------------------------------------
                                     Name:   Richard W. Varalla
                                          --------------------------------------
                                     Title:  Associate
                                           -------------------------------------


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


                                     COMERICA BANK


                                     By: /s/ REGINALD M. GOLDSMITH, III
                                        ----------------------------------------
                                     Name:   Reginald M. Goldsmith, III
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------



CREDIT AGREEMENT - Page 111